EXHIBIT 10.1

Execution Version

TWENTY-THIRD AMENDMENT TO AMENDED AND

RESTATED SENIOR SECURED CREDIT AGREEMENT

This TWENTY-THIRD AMENDMENT TO AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT (this “Amendment”) is dated as of September 30, 2025, by and among CL MEDIA HOLDINGS LLC, a Delaware limited liability company (“Borrower”), BRIGHT MOUNTAIN MEDIA, INC., a Florida corporation (“Parent”), BRIGHT MOUNTAIN, LLC, a Florida limited liability company (“BM LLC”), MEDIAHOUSE, INC., a Florida corporation (“Media House”), DEEP FOCUS AGENCY LLC (f/k/a Big-Village Agency LLC), a Florida limited liability company (“DFA”), BV INSIGHTS LLC, a Florida limited liability company (“BVI” and, collectively with BM LLC, Media House and DFA, the “Guarantors”), the Lenders party hereto, and CENTRE LANE PARTNERS MASTER CREDIT FUND II, L.P., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) and is made with reference to the Credit Agreement referred to below.

PRELIMINARY STATEMENTS

WHEREAS, the Borrower, Parent, the Guarantors, the Lenders from time to time party thereto, Administrative Agent and Collateral Agent are parties to that certain Amended and Restated Senior Secured Credit Agreement, dated June 5, 2020 (as amended prior to the date hereof and as the same may be further amended, amended and restated, supplemented, or otherwise modified or replaced, the “Credit Agreement”), pursuant to which the Lenders made certain loans and other financial accommodations to the Borrower;

WHEREAS, Borrower has requested that certain amendments be made to the Credit Agreement, which the Lenders party hereto, the Administrative Agent and the Collateral Agent are willing to make pursuant to the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement, after giving effect to this Amendment (the “Amended Credit Agreement”).

SECTION 2. Amendments. As of the Twenty-Third Amendment Execution Date (as defined below), the Credit Agreement is hereby amended, effective as the Twenty-Third Amendment Effective Date (as defined in the Amended Credit Agreement), by inserting the double-underlined text (example: double-underlined text) and deleting the stricken text (example: ~~stricken text~~) set forth on the selected pages of the Credit Agreement attached hereto as Annex A.

SECTION 3. Reserved.

SECTION 4. Conditions to Effectiveness. This Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date on which all such conditions have been satisfied being referred to herein as the “Twenty-Third Amendment Execution Date”):

(a)
Administrative Agent, Collateral Agent, Borrower, Parent, Guarantors and Lenders shall have executed this Amendment, and each such Borrower, Parent, Guarantor and each Lender shall have delivered its executed counterpart to this Amendment to Administrative Agent.
(b)
Reserved.
(c)
Administrative Agent shall have received a certificate attesting to the Solvency of the Loan Parties (taken as a whole) on the Twenty-Third Amendment Execution Date from the chief financial officer of the Parent in substantially the form of Exhibit I to the Credit Agreement.
(d)
Administrative Agent shall have received a certificate of a duly authorized officer of the Borrower certifying that:
(i)
before and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing or would result from the transactions contemplated by this Amendment; and
(ii)
each of the representations and warranties contained or incorporated by reference in Section 9 of this Amendment shall be true and correct in all material respects (or, in the case of any such representation and warranty already qualified by materiality, true and correct in all respects) on and as of the Twenty-Third Amendment Execution Date with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (or, in the case of any such representation and warranty already qualified by materiality, true and correct in all respects) on and as of such earlier date).
(e)
The Borrower shall pay to Administrative Agent, for ratable account of the Lenders, an amendment fee in an amount equal to twenty-five (25) basis points of the First Out Loans, which shall be due and paid-in-kind by the Borrower on the Twentieth-Third Amendment Execution Date by adding and capitalizing the full amount of such amendment fee to the outstanding principal balance of the First Out Loans, shall be increased by such fee amount for all purposes under the Loan Documents (the “Twentieth-Third Amendment Fee”).

SECTION 5. Post-Closing Items. To the extent not delivered or effectuated on or prior to the Twenty-Third Amendment Execution Date, the Loan Parties shall promptly comply in all respects with the post-closing requirements set forth below, in form and substance satisfactory to Administrative Agent, it being understood that compliance by the Loan Parties with this Section 5 is a material inducement to the execution and delivery of this Amendment, and that the failure to deliver any post-closing item below by the required date (or such other date as agreed to in writing by Administrative Agent) shall constitute an Event of Default under the Credit Agreement:

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(a)
Within one (1) Business Day after the Twenty-Third Amendment Execution Date, Administrative Agent shall have received a reasonably satisfactory letter from Parent that consents to, and directs, the issuance and transfer of, into a brokerage account controlled by CENTRE LANE PARTNERS MASTER CREDIT FUND II, L.P. or one of its designated affiliates, shares of Parent’s common stock in an aggregate amount equal to 1.5% of the fully-diluted pro forma ownership in the Borrower as of the Twenty-Third Amendment Effective Date (the “Twenty-Third Amendment Share Issuance”).
(b)
Within seven (7) days after the Twenty-Third Amendment Execution Date, Administrative Agent shall have received reasonably satisfactory evidence that the Twenty-Third Amendment Share Issuance has been consummated.

SECTION 6. Release.

Effective as of the date of the Twenty-Third Amendment Execution Date, the Loan Parties, jointly and severally, agree to release and hereby do release and discharge, the Lenders, their shareholders, agents, servants, employees, directors, officers, attorneys, affiliates, subsidiaries, predecessors, successors and assigns and all persons, firms, corporations, and organizations acting on their behalf (each a “Lender Party”) of and from all damages, losses, claims, demands, liabilities, obligations, actions and causes of action whatsoever that any Loan Party has or claims to have against any Lender Party as of the Twenty-Third Amendment Execution Date and whether known or unknown at the time of this release, and of every nature and extent whatsoever on account of or in any way, directly or indirectly, touching, concerning, arising out of or founded upon the loan documents or the lending relationship respecting the obligations between any Loan Party and any Lender Party. Likewise, the Loan Parties waive any defense to payment of the Obligations, other than the defense that a mathematical error occurred in calculating the amount owed by the Loan Parties to the Lenders under the Loan Documents. The Lenders would not agree to enter into this Amendment but for the provisions set forth in this Section 6. The Loan Parties confirm that they have agreed to the provisions of this Section 6 of their own volition, with full knowledge of the extent and effect of the various releases and waivers granted by this paragraph and of the importance to the Lenders of these waivers and releases and after having had the opportunity to discuss this matter with counsel of their own choice.

Each Loan Party expressly acknowledges and agrees that that it currently possesses no claim or defense against the Agents nor the Lenders nor any of their respective designees, affiliates, agents, employees, officers, directors, consultants, successors, assigns, and representatives in connection with the Loan Documents or this Amendment, including, but not limited to, set-off, estoppel, waiver, duress, impracticability, mistake, ambiguity, cancellation of instruments, rescission or excuse of performance.

SECTION 7. Indemnification.

Each Loan Party hereby confirms that the indemnification provisions set forth in Section 10.05 of the Credit Agreement shall apply to this Amendment and to such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements (as more fully set forth therein) which may arise herefrom or in connection herewith or otherwise relating to this Amendment, the Amended Credit Agreement or the transactions contemplated hereby or thereby.

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SECTION 8. Consent and Reaffirmation of the Loan Parties.

(a)
Each Loan Party hereby acknowledges that it (i) has reviewed the terms and provisions of this Amendment, (ii) consents to the amendments to the Credit Agreement effected pursuant to this Amendment and consents to the terms, conditions and other provisions of this Amendment and the Amended Credit Agreement, and (iii) consents to each of the transactions contemplated hereby and by the Amended Credit Agreement. Each Loan Party hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, each of the Credit Agreement and each Loan Document to which such Loan Party is a party or otherwise bound, and the obligations of such Loan Party contained in the Credit Agreement and each such Loan Document, are and shall continue to be in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Amendment.
(b)
Without limiting the generality of the foregoing, each Loan Party hereby confirms, ratifies and reaffirms its payment obligations, guarantees, pledges, grants of Liens and security interests and other obligations, as applicable, under and subject to the terms of the Amended Credit Agreement and each of the Loan Documents to which it is a party, and acknowledges and agrees that all such payment obligations, guarantees, pledges, grants of Liens and security interests and other obligations shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment or any of the transactions contemplated hereby.

SECTION 9. Representations and Warranties. In order to induce Administrative Agent and the Lenders to enter into this Amendment, and to amend the Credit Agreement in the manner provided herein, each Loan Party hereby represents and warrants to Administrative Agent and the Lenders that, as of the Twenty-Third Amendment Execution Date:

(a)
(i) each Loan Party has the right and power and is duly authorized and empowered to enter into, execute and deliver this Amendment and perform its obligations under this Amendment and the Amended Credit Agreement, (ii) each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of this Amendment and the performance of the Amended Credit Agreement, and (iii) this Amendment has been duly authorized, executed and delivered by each Loan Party;
(b)
this Amendment constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by (i) applicable solvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ right generally and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity);
(c)
each Loan Party’s execution, delivery and performance of this Amendment and each Loan Party’s performance of the Amended Credit Agreement do not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Liens created under the Loan Documents) under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, except in the cases of

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clauses (b) and (c) above where such conflicts or violations, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;
(d)
immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing or would result therefrom; and
(e)
each of the representations and warranties contained in the Amended Credit Agreement and in the Loan Documents is true and correct in all material respects (or, in the case of any such representation and warranty already qualified by materiality, true and correct in all respects) on and as of the Twenty-Third Amendment Execution Date with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and correct in all material respects (or, in the case of any such representation and warranty already qualified by materiality, true and correct in all respects) on and as of such earlier date).

SECTION 10. Reference to and Effect on the Credit Agreement.

(a)
Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of any Loan Document, or otherwise affect the rights and remedies of Administrative Agent, Collateral Agent or any Lender thereunder, and shall not alter, modify, amend or in any way affect any of the Obligations or any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the Obligations or any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any Loan Document in similar or different circumstances.
(b)
On the Twenty-Third Amendment Execution Date, the Credit Agreement shall be amended as provided herein. The parties hereto acknowledge and agree that: (i) this Amendment and any other document or instrument executed and delivered in connection herewith do not constitute a novation or termination of the Obligations as in effect prior to the Twenty-Third Amendment Execution Date; (ii) the Obligations are in all respects continuing with only the terms thereof being modified to the extent provided in this Amendment; and (iii) the guarantees and the Liens and security interests as granted or purported to be granted under or pursuant to the Credit Agreement and the Loan Documents securing payment of the Obligations are in all such respects continuing in full force and effect and secure the payment of the Obligations as provided therein.
(c)
This Amendment shall constitute an “Loan Document” for all purposes under the Amended Credit Agreement and the Loan Documents.

SECTION 11. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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SECTION 12. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement. Delivery by facsimile or electronic transmission of a portable document file (also known as a .pdf file) of an executed counterpart signature page shall be effective as a manually executed counterpart signature hereof.

SECTION 13. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Lenders, the parties hereto and their respective successors and assigns.

SECTION 14. Governing Law; Miscellaneous. This Amendment, and the rights and obligations of the parties under this Amendment, shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. The provisions of Sections 10.14 and 10.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, and shall apply with like effect to this Amendment as if fully set forth herein.

SECTION 15. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[Remainder of this page intentionally left blank.]

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Annex A

(See attached)

Annex A to ~~Twenty-Second~~Twenty-Third Amendment

Amended and Restated Senior Secured Credit Agreement

Dated as of June 5, 2020

Among

CL Media Holdings LLC,

as Borrower,

The Lenders Party Hereto,

and

Centre Lane Partners Master Credit Fund II, L.P.,

as Administrative Agent and Collateral Agent

Table of Contents

Section	Heading	Page

Article I	Definitions and Accounting Terms	1
Section 1.01.	Defined Terms	1
Section 1.02.	Other Interpretive Provisions	36
Section 1.03.	Accounting Terms	37
Section 1.04.	Rounding	37
Section 1.05.	References to Agreements, Laws, Etc.	~~37~~38
Section 1.06.	Times of Day	~~37~~38
Section 1.07.	Timing of Payment or Performance	38
Section 1.08.	Currency Equivalents Generally	38

Article II	The Commitments and Credit Extensions	39
Section 2.01.	The Loans	39
Section 2.02.	[Reserved]	~~41~~42
Section 2.03.	Prepayments	~~41~~42
Section 2.04.	Repayment of Loans	~~43~~44
Section 2.05.	Interest	~~44~~45
Section 2.06.	Fees	~~45~~46
Section 2.07.	Computation of Interest and Fees	47
Section 2.08.	Evidence of Indebtedness	~~46~~47
Section 2.09.	Payments Generally	~~46~~47
Section 2.10.	Sharing of Payments	~~48~~49
Section 2.11.	[Reserved]	50
Section 2.12.	Removal or Replacement of a Lender	~~49~~50

Article III	Taxes, Increased Costs Protection and Illegality	~~49~~50
Section 3.01.	Taxes	~~49~~50
Section 3.02.	Illegality	~~53~~54
Section 3.03.	Increased Cost and Reduced Return; Capital Adequacy	~~54~~55
Section 3.04.	Matters Applicable to All Requests for Compensation	56
Section 3.05.	Survival	~~55~~56

Article IV	Conditions Precedent	~~55~~56
Section 4.01.	Conditions to the Effective Date	~~55~~56

Article V	Representations and Warranties	~~58~~59
Section 5.01.	Existence, Qualification and Power; Compliance with Laws	~~58~~59
Section 5.02.	Authorization; No Contravention	~~58~~59
Section 5.03.	Governmental Authorization; Other Consents	~~58~~59

Section 5.04.	Binding Effect	~~59~~60
Section 5.05.	No Material Adverse Effect	~~59~~60
Section 5.06.	Litigation	~~59~~60
Section 5.07.	Ownership of Property; Liens	~~59~~60
Section 5.08.	Perfection of Security Interests	~~60~~61
Section 5.09.	Reserved	~~60~~61
Section 5.10.	Taxes	~~60~~61
Section 5.11.	Compliance with ERISA	61
Section 5.12.	Labor Matters	~~61~~62
Section 5.13.	Insurance	~~61~~62
Section 5.14.	Subsidiaries; Equity Interests	~~61~~62
Section 5.15.	Margin Regulations; Investment Company Act; PATRIOT Act	~~61~~62
Section 5.16.	Disclosure	~~62~~63
Section 5.17.	Intellectual Property	63
Section 5.18.	Solvency	~~63~~63
Section 5.19.	Material Agreements	~~63~~64
Section 5.20.	Big Village Transactions	~~63~~64

Article VI	Affirmative Covenants	~~64~~64
Section 6.01.	Financial Statements	~~64~~64
Section 6.02.	Certificates; Reports; Other Information	~~65~~66
Section 6.03.	Notice Requirements; Other Information	~~66~~66
Section 6.04.	Environmental Matters	~~68~~68
Section 6.05.	Maintenance of Existence	~~69~~70
Section 6.06.	Maintenance of Properties	~~70~~70
Section 6.07.	Maintenance of Insurance	~~70~~70
Section 6.08.	Compliance with Laws	~~70~~70
Section 6.09.	Books and Records	~~70~~70
Section 6.10.	Inspection Rights/Lender Meetings	~~70~~70
Section 6.11.	Covenant to Guaranty Obligations and Give Security	~~71~~71
Section 6.12.	Use of Proceeds	~~73~~73
Section 6.13.	Further Assurances	~~73~~73
Section 6.14.	Taxes	~~74~~74
Section 6.15.	End of Fiscal Years; Fiscal Quarters	~~74~~74
Section 6.16.	ERISA	~~74~~74
Section 6.17.	SBA PPP Loan	~~75~~75
Section 6.18.	Post-Closing Obligations	~~75~~75
Section 6.19.	Preferred Stock Issuance.	76

Article VII	Negative Covenants	~~76~~76
Section 7.01.	Liens	~~76~~76
Section 7.02.	Investments	~~78~~78
Section 7.03.	Indebtedness	~~79~~79

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Section 7.04.	Fundamental Changes	~~81~~81
Section 7.05.	Dispositions	~~81~~81
Section 7.06.	Restricted Payments	~~82~~82
Section 7.07.	Change in Nature of Business	~~83~~82
Section 7.08.	Transactions with Affiliates	~~83~~83
Section 7.09.	Prepayments of Certain Indebtedness; Modifications of Certain Indebtedness; Payments of Interest on Convertible Notes and Indebtedness	~~83~~83
Section 7.10.	Negative Pledge	~~84~~83
Section 7.11.	Amendments to Certain Documents	~~84~~84
Section 7.12.	Sale Leasebacks	~~84~~84
Section 7.13.	[Reserved]	~~84~~84
Section 7.14.	Accounting Changes	~~84~~84
Section 7.15.	OFAC	~~84~~84

Article VIII	Events of Default and Remedies	~~85~~85
Section 8.01.	Events of Default	~~85~~85
Section 8.02.	Remedies Upon Event of Default	~~88~~88
Section 8.03.	Application of Funds	~~89~~89

Article IX	Administrative Agent and Other Agents	~~90~~91
Section 9.01.	Appointment and Authorization of Agents	~~90~~91
Section 9.02.	Delegation of Duties	~~92~~92
Section 9.03.	Liability of Agents	~~92~~92
Section 9.04.	Reliance by Agents	~~92~~93
Section 9.05.	Notice of Default	~~93~~93
Section 9.06.	Credit Decision; Disclosure of Information by Agents	~~93~~93
Section 9.07.	Indemnification of Agents	~~94~~94
Section 9.08.	Agents in their Individual Capacities	~~94~~94
Section 9.09.	Successor Agents	~~94~~95
Section 9.10.	Administrative Agent May File Proofs of Claim	~~95~~95
Section 9.11.	Release of Collateral and Guaranty	~~96~~96

Article X	Miscellaneous	~~98~~98
Section 10.01.	Amendments, Etc.	~~98~~98
Section 10.02.	Notices and Other Communications	~~100~~100
Section 10.03.	No Waiver; Cumulative Remedies	~~101~~101
Section 10.04.	Costs and Expenses	~~101~~101
Section 10.05.	Indemnification by Borrower	~~102~~102
Section 10.06.	Payments Set Aside	~~103~~103
Section 10.07.	Successors and Assigns	~~104~~104
Section 10.08.	Confidentiality	~~107~~107
Section 10.09.	Setoff	~~108~~108

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Section 10.10.	Counterparts	108
Section 10.11.	Integration	~~108~~108
Section 10.12.	Survival of Representations and Warranties	~~108~~108
Section 10.13.	Severability	~~109~~109
Section 10.14.	GOVERNING LAW	~~109~~109
Section 10.15.	WAIVER OF RIGHT TO TRIAL BY JURY	~~109~~109
Section 10.16.	Binding Effect	~~109~~110
Section 10.17.	Lender Action	~~110~~110
Section 10.18.	PATRIOT Act	~~110~~110
Section 10.19.	No Advisory or Fiduciary Responsibility	~~110~~110
Section 10.20.	No Novation	~~111~~111
Section 10.21.	OID Legend	~~111~~111

Annexes

ANNEX A	—	Benchmark Replacement Provisions

SCHEDULES

SCHEDULE 1	—	Guarantors
SCHEDULE 2.01(a)	—	Commitments
SCHEDULE 5.02	—	Authorizations; No Contravention
SCHEDULE 5.03	—	Governmental Authorization; Other Consents
SCHEDULE 5.07(b)	—	Real Property
SCHEDULE 5.08	—	Collateral Filings and Perfection Matters
SCHEDULE 5.10	—	Taxes
SCHEDULE 5.14	—	Subsidiaries and Other Equity Investments
SCHEDULE 5.17	—	Intellectual Property
SCHEDULE 5.19	—	Material Agreements
SCHEDULE 7.01(b)	—	Existing Liens
SCHEDULE 7.02(e)	—	Existing Investments
SCHEDULE 7.03(b)	—	Surviving Indebtedness
SCHEDULE 7.12	—	Existing Sale Leasebacks
SCHEDULE 10.02	—	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

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EXHIBIT A	—	Form of Prepayment Notice
EXHIBIT B	—	Form of Note
Exhibit C	—	[Reserved]
EXHIBIT D	—	Form of Assignment and Assumption
EXHIBIT E	—	Form of Guaranty
EXHIBIT F	—	Form of Security Agreement
EXHIBIT G	—	Form of Securities Pledge Agreement
EXHIBIT H	—	Form of Intellectual Property Security Agreement
EXHIBIT I	—	Form of Solvency Certificate

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Amended and Restated Senior Secured Credit Agreement

This AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT (this “Agreement”) is entered into as of June 5, 2020 among CL MEDIA HOLDINGS LLC, a Delaware limited liability company (“Borrower”), each financial institution from time to time party hereto as lender (each, a “Lender” and collectively, the “Lenders”), and CENTRE LANE PARTNERS MASTER CREDIT FUND II, L.P., as administrative agent for the Lenders (in such capacity, and together with its successors and assigns, the “Administrative Agent”) and as collateral agent for the Lenders (in such capacity, and together with its successors and assigns, the “Collateral Agent”).

Recitals

WHEREAS, Borrower, the Lenders and the Administrative Agent have previously entered into that certain Senior Secured Credit Agreement, dated as of January 31, 2019 (as amended prior to the date hereof, the “Existing Credit Agreement”), pursuant to which the Lenders extended certain term loans to the Borrower under the terms of the Existing Credit Agreement;

WHEREAS, Borrower, the Lenders and the Administrative Agent desire to continue certain outstanding term loans and to amend and restate the Existing Credit Agreement on the terms and conditions set forth herein;

WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Article I hereof;

WHEREAS, Borrower has agreed to secure all of its Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a Lien on substantially all of its assets, including a first priority pledge of all of the Equity Interests of each of its Subsidiaries; and

WHEREAS, the Guarantors have agreed to guarantee the obligations of Borrower hereunder and to secure their respective Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a Lien on substantially all of their respective assets, including a first priority pledge of all of the Equity Interests of each of their respective Subsidiaries (including Borrower).

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and of the Loans and extensions of credit herein provided, the parties hereto agree as follows:

Article I

Definitions and Accounting Terms

Section 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“2021 Preferred Stock” has the meaning set forth in the preliminary statements to the First Amendment.

“2021 Preferred Stock Issuance” has the meaning set forth in the preliminary statements to the First Amendment.

“2021 Loans” means, collectively, the 2021 Term Loans, 2021 Additional Term Loans, 2021 New Term Loans, the 2021 October New Term Loans, the Sixth Amendment Term Loans, the Seventh Amendment Term Loans and the Eighth Amendment Term Loans.

“2021 Additional Term Loans” has the meaning set forth in the preliminary statements of the Third Amendment.

“2021 Additional Term Loan Commitments” has the meaning set forth in the preliminary statements of the Third Amendment.

“2021 October New Term Loans” has the meaning set forth in the preliminary statements of the Fifth Amendment.

“2021 October New Term Loan Commitments” has the meaning set forth in the preliminary statements of the Fifth Amendment.

“2021 New Term Loans” has the meaning set forth in the preliminary statements of the Fourth Amendment.

“2021 New Term Loan Commitments” has the meaning set forth in the preliminary statements of the Fourth Amendment.

“2021 Term Loans” has the meaning set forth in the preliminary statements of the Second Amendment.

“2021 Term Loan Commitments” has the meaning set forth in the preliminary statements of the Second Amendment.

“Acceptable Preferred Stock Issuance Terms” means the required terms of the 2021 Preferred Stock Issuance as set forth below:

(i)
Parent shall receive consideration in the form of cash to be paid on the closing date of the 2021 Preferred Stock Issuance in an aggregate amount not less than $6,000,000;
(ii)
the 2021 Preferred Stock, or any instrument in respect thereof, shall not provide for the payment of cash dividends in excess of 10.00%, which may not be paid more frequently than once per Fiscal Quarter;
(iii)
the 2021 Preferred Stock shall be convertible to common equity of the Parent at $0.75 per share;
(iv)
the form and substance of the principal documentation for the 2021 Preferred Stock Issuance shall be acceptable to the Administrative Agent in its sole discretion; and

(v)
the proceeds from the 2021 Preferred Stock Issuance shall be used solely for liquidity and working capital purposes of the Loan Parties.

“Accounting Changes” means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions).

“Acquisition” means any acquisition (other than the Big Village Acquisition) by Borrower or any of the Guarantors, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division of, any Person.

“Administrative Agent” has the meaning specified in the first paragraph of this Agreement or any successor administrative agent appointed in accordance with Section 9.09.

“Administrative Agent’s Office” means, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify Borrower and the Lenders.

“Affiliate” means, in respect of any Person:

(a)
any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person; and for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” or “under common control with”) means the power to direct or cause the direction of the management and policies of any Person, whether through the ownership of voting Equity Interests or by contract or otherwise; or
(b)
any Person, 10% or more of any class of shares (or in the case of a Person that is not a corporation, 10% or more of the partnership or other Equity Interests) of which is beneficially owned or held by such Person or a Subsidiary of such Person.

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, partners, agents and attorneys-in-fact of such Persons and Affiliates.

“Agents” means, collectively, the Administrative Agent and the Collateral Agent.

“Aggregate Commitments” means the Commitments of all the Lenders as in effect from time to time. As of the ~~Twenty-Second~~Twenty-Third Amendment Execution Date, the amount of the Aggregate Commitments is the sum of the principal outstanding on the Loans.

“Agreement” has the meaning specified in the introductory paragraph hereto.

“Applicable Lending Office” means for any Lender, such Lender’s office, branch or affiliate as notified to the Administrative Agent and Borrower or as otherwise specified in the Assignment and Assumption pursuant to which such Lender became a party hereto, any of which offices may, subject to Section 3.02 and Section 3.03(d), be changed by such Lender upon ten (10) days’ prior written notice to the Administrative Agent and Borrower; provided that for the purposes of the definition of “Excluded Taxes” and Section 3.01, any such change shall be deemed an assignment made pursuant to an Assignment and Assumption.

“Applicable Rate” means, with respect to the principal amount of any SOFR Loan, 5%.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D.

“Attorney Costs” means and includes all reasonable and documented fees, out-of-pocket expenses and actual disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, at any date, without duplication, (a) in respect of any Capital Lease Obligation (other than a lease resulting from a Sale Leaseback) of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation of any Person, the capitalized or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement were accounted for as a Capital Lease, (c) in respect of any Sale Leaseback, the lesser of (i) the present value, discounted in accordance with GAAP at the interest rate implicit in the related lease, of the obligations of the lessee for net rental payments over the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor be extended) and (ii) the fair market value of the assets subject to such transaction, and (d) all Synthetic Debt of such Person.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware.

“Big Village Acquisition” has the meaning set forth in the preliminary statements of the Seventeenth Amendment.

“Big Village Chapter 11 Cases” means, collectively, the jointly administered cases of the Big Village Chapter 11 Debtors pending before the Bankruptcy Court under Chapter 11 of the Bankruptcy Code, and styled In re Big Village Holding LLC, et al. (Case No. 23-10174).

“Big Village Chapter 11 Debtors” means, collectively, Big Village Holding LLC, Big Village Group Holdings LLC, Big Village Group Inc., Big Village Insights, Inc., Big Village Media LLC, EMX Digital, Inc., Big Village USA Corporation, Inc., Big Village Agency, LLC, Balihoo, Inc., Deep Focus, Inc., and Trailer Park Holdings Inc.

“Big Village Chapter 11 Deposit” means that certain good faith cash deposit made by Parent in accordance with the Big Village Chapter 11 Procedures Order, in an amount equal to One Million Nine Hundred Eighty-Seven Thousand Four Hundred Dollars ($1,987,400).

“Big Village Chapter 11 Procedures Order” means that certain ORDER (A) SCHEDULING A HEARING ON THE APPROVAL OF THE SALE OF ALL OR SUBSTANTIALLY ALL OF THE DEBTORS’ ASSETS FREE AND CLEAR OF ALL ENCUMBRANCES OTHER THAN ASSUMED LIABILITIES AND PERMITTED ENCUMBRANCES, AND THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES, (B) APPROVING CERTAIN BID PROCEDURES, BID PROTECTIONS, AND ASSUMPTION AND ASSIGNMENT PROCEDURES, AND THE FORM AND MANNER OF NOTICE THEREOF, AND (C) GRANTING RELATED RELIEF, entered at Docket No. 129, by the Bankruptcy Court in the Big Village Chapter 11 Bankruptcy Cases.

“Big Village Chapter 11 Sale Documents” means, collectively, (a) the Big Village Chapter 11 Sale Order and (b) all exhibits, documents, supplements, attachments and agreements related thereto.

“Big Village Chapter 11 Sale Order” means the ORDER (I) APPROVING APA, (II) AUTHORIZING THE SALE OF CERTAIN OF THE DEBTORS’ ASSETS FREE AND CLEAR OF ALL ENCUMBRANCES OTHER ASSUMED LIABILITIES AND PERMITTED ENCUMBRANCES, (III) AUTHORIZING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES, AND (IV) GRANTING RELATED RELIEF entered by the Bankruptcy Court in the Big Village Chapter 11 Bankruptcy Cases, approving the Bidding Procedures (as defined in the Big Village Chapter 11 Procedures Order) for the sale of the Acquired Assets (as defined in the Big Village Acquisition Agreement).

“Big Village Formation” has the meaning set forth in the preliminary statements of the Seventeenth Amendment.

“Big Village Purchase Agreement” has the meaning set forth in the preliminary statements of the Seventeenth Amendment.

“Big Village Purchase Documents” means, collectively, the Big Village Purchase Agreement, the Big Village Transition Services Agreement and all material agreements, instruments and documents executed or delivered in connection therewith.

“Big Village Transactions” has the meaning set forth in the preliminary statements of the Seventeenth Amendment.

“Big Village Transition Services Agreement” means that certain Transition Services Agreement, dated as of the Seventeenth Amendment Effective Date, between Parent (or its designee) and Big Village Transition Services Provider.

“Big Village Transition Services Provider” has the meaning specified in the Big Village Purchase Agreement.

“Big Village Transition Services Provider Agreement” shall mean the Letter re: Transition Services Performance; Remittance of Buyer Funds, dated as of the Seventeenth Amendment Effective Date, by and among Parent (or its designee), Big Village Transition Services Provider and the Administrative Agent.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrowing” means a borrowing consisting of Loans made by the Lenders pursuant to Section 2.01.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the Laws of, or are in fact closed in, the State of New York.

“Capital Expenditures” means, for any period and with respect to any Person, any and all expenditures made by such Person or any of its Subsidiaries in such period for assets added to or reflected in its property, plant and equipment accounts or other similar capital asset accounts or comparable items or any other capital expenditures that are, or should be, set forth as “additions to plant, property and equipment” on the consolidated financial statements of such Person and its Subsidiaries prepared in accordance with GAAP, whether such asset is purchased for cash or financed as an account payable or by the incurrence of Indebtedness, accrued as a liability or otherwise.

“Capital Lease” means, with respect to any Person, any leasing or similar arrangement conveying the right to use any personal property by that Person as lessee that, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of such Person; provided that with respect to leases that are accounted for by any Person as operating leases as of the Effective Date or are entered into after the Effective Date, and would have been accounted for as operating leases if such lease had been in effect on the Effective Date such leases may, in the sole discretion of Parent, be accounted for as operating leases and not as Capital Leases.

“Capital Lease Obligation” means, with respect to any Person, all monetary or financial obligations of such Person and its Subsidiaries under any Capital Leases, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of any amount due under such lease prior to the first date on which such lease may be terminated by the lessee without payment of a penalty; provided that any obligations that were not required to be included on the balance sheet of such Person as capital lease obligations when incurred but are subsequently re-characterized as capital lease obligations due to a change in accounting rules after the Closing Date shall for all purposes hereunder not be treated as a Capital Lease Obligation.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act and applicable rules and regulations, as amended from time to time. For the avoidance of doubt, references to specific sections of the CARES Act shall also include applicable rules and regulations, as amended from time to time.

“CARES Allowable Uses” means “allowable uses” of proceeds of an SBA PPP Loan as described in Section 1102 of the CARES Act.

“Cash Equivalents” means any of the following, to the extent owned by the Loan Parties free and clear of all Liens, other than Liens that are Permitted Liens under Sections 7.01(a) or (j), and having a maturity of not greater than 365 days from the date of acquisition thereof: (a) readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the government of the United States, (b) insured certificates of deposit of or time deposits with any domestic commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than thirty (30) days, with respect to securities issued or fully guaranteed or insured by the government of the United States, (d) securities with maturities of 365 days or less from the date of acquisition that are issued or fully guaranteed by any state, district or territory of the United States, by any political subdivision or taxing authority of any such state, district or territory or by any foreign government, the securities of which state, district or territory, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (e) securities with maturities of six (6) months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition, (f) money market mutual or similar funds that invest substantially all of their assets in one or more type of securities satisfying the requirements of clauses (a) through (e) of this definition, or (g) Investments, classified in accordance with GAAP as current assets of the Loan Parties, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions having capital of at least $500,000,000, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a) and (b) of this definition.

“Casualty Event” means any casualty, loss, damage, destruction or other similar loss with respect to real or personal property or improvements.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“Change in Law” means (a) the adoption of any law, treaty, order, policy, rule or regulation after the date of this Agreement, (b) any change in any law, treaty, order, policy, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) the making or issuance of any guideline, request or directive issued or made after the date hereof by any central bank or other Governmental Authority (whether or not having the force of law); provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking

Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means (i) any Person or “group” (within the meaning of Rules 13d 3 and 13d 5 under the Exchange Act), (a) shall have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting and/or economic interest in the Equity Interests of Parent or (b) shall have obtained the power (whether or not exercised) to elect at least a majority of all of the members of the board of directors (or similar governing body) of Parent; (ii) at least a majority of all of the seats (other than vacant seats) on the board of directors (or similar governing body) of Parent cease to be occupied by Persons who either (a) were members of the board of directors of Parent on the Twentieth Amendment Effective Date or nominated by a shareholder or group of shareholders having a right to nominate or appoint a member of the board of directors of Parent based on agreements between such shareholder or group of shareholders and Parent in effect on the Effective Date, or (b) were nominated for election by the board of directors of Parent, a majority of whom were directors on the Twentieth Amendment Effective Date or whose election or nomination for election was previously approved by a majority of such directors; (iii) except as otherwise permitted in this Agreement, Parent ceases to beneficially own and control, directly or indirectly, 100% on a fully diluted basis of the economic and voting interests in the Equity Interests of each other Loan Party (other than Borrower); (iv) Parent ceases to beneficially own and control, directly or indirectly, 100% on a fully diluted basis of the economic and voting interests in the Equity Interests of Borrower; (v) if Matthew Drinkwater shall cease to perform his role as Chief Executive Officer of the Borrower and the Borrower shall fail to hire a replacement Chief Executive Officer with technical expertise, experience and management skills, in the opinion of the Administrative Agent and the Required Lenders, necessary for the successful management of the Borrower; or (vi) other than as permitted pursuant to Section 7.04 hereof, any merger, consolidation or sale of substantially all of the property or assets of any Loan Party.

“CL Media Acquisition Agreement” means that certain Membership Interest Purchase Agreement, dated as of the Effective Date, by Parent, as buyer, Borrower, as company, and Centre Lane Partners Master Credit Fund II, L.P., as member, together with all exhibits and schedules thereto, as the same may be amended, supplemented or modified from time to time.

“Closing Date” means January 31, 2019.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all the “Collateral” as defined in any Collateral Document and all other property or assets that are required under the terms of the Loan Documents to be subject to Liens in favor of the Administrative Agent and/or the Collateral Agent for the benefit of the Secured Parties and shall include the Mortgaged Properties, if any.

“Collateral Agent” has the meaning specified in the first paragraph of this Agreement or any successor collateral agent appointed in accordance with Section 9.09.

“Collateral and Guaranty Requirement” means, at any time, the requirement that:

(a)
the Collateral Agent shall have received each Collateral Document required to be delivered on the Closing Date pursuant to Section 4.01 of the Existing Credit Agreement, or pursuant to Section 6.11 or Section 6.13 at such time, in each case duly executed by each Loan Party party thereto;
(b)
all Obligations shall have been unconditionally guaranteed (the “Guaranty”) jointly and severally on a senior basis by Parent and each Subsidiary of Parent (other than Borrower), including, as of the Effective Date, those that are listed on Schedule 1 hereto (each, a “Guarantor”);
(c)
the Obligations and the Guaranty shall have been secured by a first priority security interest in all the Equity Interests of the Loan Parties (other than Parent) and the Collateral Agent shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;
(d)
the Obligations and the Guaranty shall have been secured by a first-priority security interest in all Indebtedness of any Loan Party that is owing to any other Loan Party, which shall be evidenced by a promissory note or an instrument and shall have been pledged pursuant to the applicable Collateral Document, and the Collateral Agent shall have received all such promissory notes or certificated instruments, together with note powers or other instruments of transfer with respect thereto endorsed in blank;
(e)
except to the extent otherwise provided hereunder or under any Collateral Document, the Obligations and the Guaranty shall have been secured by a perfected first priority security interest (subject to Liens permitted under Section 7.01) in, and mortgages on, substantially all tangible and intangible assets of the Loan Parties (including but not limited to accounts receivable, deposit accounts, inventory, machinery and equipment, investment property, cash, Intellectual Property, other general intangibles, owned real property, intercompany Indebtedness and proceeds of the foregoing); provided, however, that (v) [reserved], (w) [reserved], (x) subject to Section 6.13, no security interests shall be required in assets (including in respect of interests in partnerships, joint ventures and other non-Wholly-owned entities) to the extent (and for the duration) that the granting of a security interest in such asset would be prohibited by applicable law or agreements containing enforceable anti-assignment clauses not overridden by the Uniform Commercial Code or other applicable law shall be required; provided that such asset shall no longer be an Excluded Property immediately at such time the grant of a security interest therein shall no longer be prohibited by applicable law, (y) any security interest in Intellectual Property shall exclude any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law and (z) no security interest shall be required in property subject to Liens described in Section 7.01(h) to the extent (and for the duration) that the granting of a security interest in such asset would be prohibited under the agreement evidencing or otherwise governing the related Indebtedness and not overridden by the Uniform Commercial Code or other applicable law; provided that such assets shall no longer be an Excluded Property immediately at such time as the contractual prohibition, or consent right, shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such assets that is not subject to such prohibition or consent right (the assets described in the foregoing clauses (v) through (z), collectively, “Excluded Property”).
(f)
none of the Collateral shall be subject to any Liens other than Liens permitted by Section 7.01; and
(g)
the Collateral Agent shall have received the Mortgages with respect to each Material Real Property required to be delivered pursuant to this Collateral and Guaranty Requirement, or pursuant to Section 6.11 at such time as set forth in such section (the “Mortgaged Properties”), together with:
(i)
evidence that counterparts of the Mortgages with respect to the Mortgaged Properties have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices as necessary to create a valid first and subsisting Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties (subject only to Liens of the nature referred to in Section 5.07(b)) along with evidence reasonably satisfactory to the Collateral Agent that all filing and recording taxes and fees payable with respect to the Mortgages have been paid or received by the issuer of the Mortgage Policies (or, in the event that the Collateral Agent waives a Mortgage Policy for any Mortgaged Property, an escrow agent reasonably satisfactory to the Collateral Agent);
(ii)
fully paid American Land Title Association Lender’s Extended Coverage (or other reasonably satisfactory coverage if such coverage is not available in the applicable jurisdiction) title insurance policies (the “Mortgage Policies”) in form and substance reasonably satisfactory to the Collateral Agent, together with such endorsements that are reasonably required by the Collateral Agent and which lenders typically receive in the jurisdiction where the Mortgaged Property is located, in an amount reasonably acceptable to the Collateral Agent, issued by title insurers reasonably acceptable to the Collateral Agent, in a customary form in the jurisdiction where the Mortgaged Property is located (provided that if a survey is not available pursuant to paragraph (iii) below, such Mortgage Policies may include the standard survey exception and the Collateral Agent shall not require any endorsement that will require delivery of a survey), and insuring the Mortgages to be valid first and subsisting Liens on the real property described therein except Liens of the nature referred to in Section 5.07(b);
(iii)
American Land Title Association/American Congress on Surveying and Mapping form surveys, for which all necessary fees (where applicable) have been paid, dated no more than ninety (90) days before the date of delivery of such surveys (or such date as the Collateral Agent agrees in its reasonable discretion), certified to the Collateral Agent and the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Collateral Agent by a land surveyor duly registered and licensed in the States in which the real property described in such surveys is located, showing no Liens except Liens of the nature referred to in Section 5.07(b) and otherwise reasonably acceptable to the Collateral Agent;
(iv)
satisfactory evidence of insurance required to be maintained pursuant to Section 6.07, or otherwise required by the terms of the Mortgages, in respect of Mortgaged Properties;
(v)
favorable opinions of local counsel for the Loan Parties (i) in states in which the Mortgaged Properties are located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings in form and substance reasonably satisfactory to the Collateral Agent and (ii) in states in which the Loan Parties to the Mortgages are organized or formed, with respect to the valid existence, corporate power and authority of such Loan Parties in the granting of the Mortgages, in form and substance reasonably satisfactory to the Collateral Agent;
(vi)
(A) evidence as to whether each Material Real Property is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a “Flood Hazard Property”) pursuant to a standard flood hazard determination form ordered and received by the Collateral Agent, and (B) if such Material Real Property is a Flood Hazard Property, (1) evidence as to whether the community in which such Material Real Property is located is participating in the National Flood Insurance Program, (2) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Collateral Agent as to the fact that such Material Real Property is a Flood Hazard Property and as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (3) copies of the applicable Loan Party’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance satisfactory to the Collateral Agent and naming the Collateral Agent as sole loss payee on behalf of the Secured Parties; and
(vii)
such consents and agreements of other third parties, such estoppel letters and other confirmations, and such other actions that, in each case, the Administrative Agent and the Collateral Agent may reasonably deem necessary in order to create valid and subsisting Liens on the property described in the Mortgages shall have been delivered or taken, in each case to the extent the same can be obtained or taken with the use of commercially reasonable efforts.

The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the delivery of particular documents with respect to, particular assets if and for so long as the Collateral Agent and Borrower mutually agree in their reasonable discretion that the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance or surveys in respect of such assets shall be excessive in relation to the benefits to be obtained by the Lenders therefrom.

The Collateral Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance and surveys with respect to particular assets (including extensions beyond the time as set forth therein for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in its discretion, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

“Collateral Documents” means, collectively, the Security Agreement, the Securities Pledge Agreement, the Intellectual Property Security Agreement, the Mortgages, the Control Agreements, any collateral assignments, any security agreements, pledge agreements or other similar agreements, or any supplements to any of the foregoing, delivered to the Collateral Agent and the Lenders pursuant to the Collateral and Guaranty Requirement, Sections 4.01(c) and (d), Section 6.11, or Section 6.13, the Guaranty and each of the other agreements, instruments or documents that creates or purports to create a Lien or Guaranty in favor of the Collateral Agent for the benefit of the Secured Parties.

“Collateral Questionnaire” means a certificate in form satisfactory to Collateral Agent that provides information with respect to the personal or mixed property of each Loan Party.

“Commitment” means, with respect to any Lender, such Lender’s Initial Commitment, 2021 Term Loan Commitment, 2021 Additional Term Loan Commitment, 2021 New Term Loan Commitment, 2021 October New Term Loan Commitment, Sixth Amendment Term Loan Commitment, Seventh Amendment Term Loan Commitment, Eighth Amendment Term Loan Commitment, Ninth Amendment Term Loan Commitment, Tenth Amendment Term Loan Commitment, Eleventh Amendment Term Loan Commitment, Twelfth Amendment Term Loan Commitment, Thirteenth Amendment Term Loan Commitment, Fourteenth Amendment Term Loan Commitment, Fifteenth Amendment Term Loan Commitment, Sixteenth Amendment Term Loan Commitment, Seventeenth Amendment Term Loan Commitment or the Twenty-First Amendment Term Loan Commitment, as the context may require.

“Communications” has the meaning specified in Section 10.02(e). “Compensation Period” has the meaning specified in Section 2.09(c)(ii). “Control Agreement” has the meaning set forth in the Security Agreement.

“Contract Rate” means, for purposes of any calculation with respect to a SOFR Loan, the rate per annum equal to the sum of (a) Term SOFR for such calculation plus (b) the Applicable Rate.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Credit Extension” means a Borrowing.

“Debt Equivalents” means, in respect of any Person, (i) any Equity Interest of such Person which by its terms (or by the terms of any security for which it is convertible or for which it is exchangeable or exercisable), or upon the happening of any event or otherwise (including an event which would constitute a Change of Control), (A) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund or otherwise, (B) is convertible into or exchangeable for Indebtedness or Debt Equivalents, or (C) is redeemable or subject to any repurchase requirement arising at the option of the holder thereof, in whole or in part, on or prior to the first anniversary following the Third Out Maturity Date, (ii) if such Person is a Subsidiary of Parent, any preferred stock of such Person which by its terms is mandatorily redeemable or redeemable at the option of the holder prior to the date which is one hundred eighty (180) days after the applicable maturity date and (iii) any Disqualified Equity Interests of such Person.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, fraudulent transfer, reorganization, or similar debtor relief Laws of the United States or any similar foreign, federal or state law for the relief of debtors from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means, with respect to any Obligation, an interest rate equal to the interest rate otherwise applicable to such Obligation plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Deposit Account” means any deposit account (as such term is defined in the UCC as adopted and in effect in the State of New York), including without limitation, a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Disposition” or “Dispose” means a sale, lease or sub lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer, license or other disposition to, or any exchange of property with, any Person (other than to or with a Loan Party), in one transaction or a series of transactions, of all or any part of any Loan Party’s businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Equity Interests of any of Loan Party, other than inventory sold or leased in the ordinary course of business. For purposes of clarification, “Disposition” shall include (x) the sale or other disposition for value of any contracts or (y) the early termination or modification of any contract resulting in the receipt by any Loan Party of a cash payment or other consideration in exchange for such event (other than payments in the ordinary course for accrued and unpaid amounts due through the date of termination or modification).

“Disqualified Equity Interests” means, with respect to any Person, any Equity Interest of such Person which, by its terms, or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable, or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Third Out Maturity Date; provided that, if such Equity Interests are issued pursuant to a plan for the benefit of employees of any Loan Party or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by any Loan Party in order to satisfy applicable statutory or regulatory obligations.

“Dollars” means lawful money of the United States.

“Effective Date” means the date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Eighteenth Amendment” means the Eighteenth Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of June 30, 2023, by and among Administrative Agent, Collateral Agent, Lenders, the Borrower, Parent and Guarantors.

“Eighteenth Amendment Effective Date” has the meaning set forth in Section 4 of the Eighteenth Amendment.

“Eighth Amendment” means the Eighth Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of January 26, 2022, by and among Administrative Agent, Collateral Agent, Lenders, the Borrower, Parent and Guarantors.

“Eighth Amendment Effective Date” has the meaning set forth in Section 4 of the Eighth Amendment.

“Eighth Amendment Term Loan Commitments” has the meaning set forth in the preliminary statements of the Eighth Amendment.

“Eighth Amendment Term Loans” has the meaning set forth in the preliminary statements of the Eighth Amendment.

“Eleventh Amendment” means the Eleventh Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of March 25, 2022, by and among Administrative Agent, Collateral Agent, Lenders, the Borrower, Parent and Guarantors.

“Eleventh Amendment Effective Date” has the meaning set forth in Section 4 of the Eleventh Amendment.

“Eleventh Amendment Term Loan Commitments” has the meaning set forth in the preliminary statements of the Eleventh Amendment.

“Eleventh Amendment Term Loans” has the meaning set forth in the preliminary statements of the Eleventh Amendment.

“Eligible Assignee” means (a) any Lender, (b) any Approved Fund of any Lender, (c) any Affiliate of any Lender and (d) any other Person that is a commercial bank, insurance company, finance company, financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act); provided that in any event, “Eligible Assignee” shall not include any natural person.

“Environmental Action” means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health and safety as it relates to any Hazardous Material or the environment, including, without limitation, (a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages relating to Releases of Hazardous Materials or actual or alleged violations of Environmental Laws and (b) by any Governmental Authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Laws” means any and all federal, provincial, local and foreign statutes, laws, regulations, ordinances, rules, decrees or other governmental restrictions of legal effect relating to the environment, to the release of any Hazardous Materials into the environment or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials but only to the extent such Environmental Laws are legally applicable to any Loan Party pursuant to any Environmental Law.

“Environmental Liability” means, in respect of any Person, any and all legal obligations and liabilities under Environmental Laws for any Release caused by such Person or which is discovered or uncovered during the ownership or control of any real property by such Person and which adversely impacts any Person, property or the environment whether or not caused by a breach of applicable laws (including Environmental Laws).

“Environmental Permit” means any permit, approval, hazardous waste identification number, license or other authorization issued by or submitted to a Governmental Authority required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock or membership interests of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock, membership interests of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or membership interests of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, membership interests, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Issuance” means, any issuance by any Loan Party or any Subsidiary of a Loan Party of its Equity Interests to any Person, other than Equity Interests issued (i) pursuant to any employee stock or stock option compensation plan or (ii) by any Subsidiary to Borrower or any other Guarantor Subsidiary to the extent permitted by Section 7.02.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and Treasury regulations promulgated and rulings issued thereunder.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations at any facility of any Loan Party as described in Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party from a Multiemployer Plan, notification of any Loan Party concerning the imposition of withdrawal liability or notification that a Multiemployer Plan is insolvent or is in reorganization within the meaning of Title IV of ERISA (or that is in endangered or critical status, within the meaning of Section 305 of ERISA); (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party; (g) a determination that any Pension Plan is, or is expected to be, in “at-risk” status (within the meaning of Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); or (h) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Pension Plan.

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Rate” means on any day with respect to any currency other than Dollars, the rate at which such currency may be exchanged into Dollars, as set forth at approximately 12:00 noon (New York, New York time) on such day on the Reuters Fedspot page for such currency; in the event that such rate does not appear on any Reuters page, the Exchange Rate shall be determined by the Administrative Agent to be the rate quoted by it at the spot rate for Dollars purchased with Euros through its principal foreign exchange trading office at approximately 12:00 noon (New York, New York time) on the date as of which the foreign computation is made.

“Excluded Property” has the meaning specified in the definition of “Collateral and Guaranty Requirement.”

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Foreign Lender withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(g) and (d) any withholding Taxes imposed under FATCA.

“Facility” means the facility provided under this Agreement.

“Fast Pay Indebtedness” means the Indebtedness of Borrower owing to Fast Pay Partners LLC, a Delaware limited liability company and FPP Sandbox LLC, a Delaware limited liability company, pursuant to certain financing documents in effect prior to the Effective Date.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention entered into in connection with the implementation of such sections of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Fifteenth Amendment” means the Fifteenth Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of July 8, 2022, by and among Administrative Agent, Collateral Agent, Lenders, the Borrower, Parent and Guarantors.

“Fifteenth Amendment Effective Date” has the meaning set forth in Section 4 of the Fifteenth Amendment.

“Fifteenth Amendment Term Loan Commitments” has the meaning set forth in the preliminary statements of the Fifteenth Amendment.

“Fifteenth Amendment Term Loans” has the meaning set forth in the preliminary statements of the Fifteenth Amendment.

“Fifth Amendment” means the Fifth Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of October 8, 2021, by and among Administrative Agent, Collateral Agent, Lenders, the Borrower, Parent and Guarantors.

“Fifth Amendment Effective Date” has the meaning set forth in Section 4 of the Fifth Amendment.

“First Amendment” means the First Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of April 26, 2021, by and among Administrative Agent, Collateral Agent, Lenders, the Borrower, Parent and Guarantors.

“First Amendment Effective Date” has the meaning set forth in Section 5 of the First Amendment.

“First Out Loans” means, collectively, Ninth Amendment Term Loans, Tenth Amendment Term Loans, Eleventh Amendment Term Loans, Twelfth Amendment Term Loans, Thirteenth Amendment Term Loans, Fourteenth Amendment Term Loans, Fifteenth Amendment Term Loans and Sixteenth Amendment Term Loans.

“First Out Loan Cash Pay Rate” means the rate per annum equal to the sum of (i) Term SOFR plus (ii) 2%.

“First Out Maturity Date” means December 20, 2026.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of the Loan Parties, as applicable, ending on December 31 of each calendar year.

“Flood Hazard Property” has the meaning specified in clause (g)(vi) of the definition of “Collateral and Guaranty Requirement.”

“Floor” means the rate per annum equal to 5%.

“Foreign Lender” means (a) if Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if Borrower is not a U.S. Person, a Lender that is a resident or organized under the laws of a jurisdiction other than that in which Borrower is a resident for tax purposes.

“Fourteenth Amendment” means the Fourteenth Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of June 10, 2022, by and among Administrative Agent, Collateral Agent, Lenders, the Borrower, Parent and Guarantors.

“Fourteenth Amendment Effective Date” has the meaning set forth in Section 4 of the Fourteenth Amendment.

“Fourteenth Amendment Term Loan Commitments” has the meaning set forth in the preliminary statements of the Fourteenth Amendment.

“Fourteenth Amendment Term Loans” has the meaning set forth in the preliminary statements of the Fourteenth Amendment.

“Fourth Amendment” means the Fourth Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of August 31, 2021, by and among Administrative Agent, Collateral Agent, Lenders, the Borrower, Parent and Guarantors.

“Fourth Amendment Effective Date” has the meaning set forth in Section 4 of the Fourth Amendment.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than an individual) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means United States generally accepted accounting principles in effect as of the date of determination thereof.

“Governmental Authority” means any nation or government, any provincial, state, local, municipal or other political subdivision thereof, and any entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Authorization” means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

“Granting Lender” has the meaning specified in Section 10.07(g).

“Guaranty” means, collectively, (a) each Guaranty executed by certain Loan Parties on or about the Effective Date, substantially in the form of Exhibit E, and (b) each other guaranty and guaranty supplement delivered pursuant to the Collateral and Guaranty Requirement or Section 6.11.

“Guaranty Obligations” means, with respect to any Person, any obligation or arrangement of such Person to guaranty or intended to guaranty any Indebtedness or other payment obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement or (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii)

to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Guaranty Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“Guarantor Subsidiary” means each Guarantor that is a Subsidiary.

“Guarantors” has the meaning specified in the definition of “Collateral and Guaranty Requirement.”

“Hazardous Materials” means any material, substance or waste that is regulated, classified, or otherwise characterized under or pursuant to any Environmental Law as “hazardous,” “toxic,” a “pollutant,” a “contaminant,” a “deleterious substance,” “dangerous goods,” “radioactive” or words of similar meaning or effect, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, greenhouse gases, mold, urea formaldehyde insulation, chlorofluorocarbons and all other ozone-depleting substances.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) accounts payable and other accrued liabilities incurred in the ordinary course of business not past due for more than one hundred twenty (120) days after its stated due date (except for accounts payable contested in good faith), (ii) any earn-out obligation until such obligation is both required to be reflected as a liability on the balance sheet of such Person in accordance with GAAP and not paid after becoming due and payable and (iii) deferred or equity compensation arrangements entered into in the ordinary course of business and payable to directors, officers or employees), (e) all Indebtedness (excluding prepaid interest thereon) of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed but, in the case of Indebtedness which is not assumed by such Person, limited to the lesser of (x) the amount of such Indebtedness and (y) the fair market value of such property, (f) all Guaranty Obligations by such Person of Indebtedness of others, (g) all Attributable Indebtedness of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty (excluding the portion thereof that has been fully cash collateralized in a manner permitted by this Agreement), (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, surety bonds and performance bonds, whether or not matured, (j) all Debt Equivalents of such Person and (k) the Swap Termination Value under outstanding Swap Contracts at such time to which such Person is a party. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is directly liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Anything herein to the contrary notwithstanding, obligations in respect of any Indebtedness that has been irrevocably defeased (either covenant or legal) or satisfied and discharged pursuant to the terms of the instrument creating or governing such Indebtedness shall not constitute Indebtedness.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.05. “Information” has the meaning specified in Section 10.08. “Initial Loan” has the meaning specified in Section 2.01(a). “Intellectual Property” has the meaning specified in Section 5.17.

“Intellectual Property Security Agreement” means, collectively, (a) the Intellectual Property Security Agreement executed by certain Loan Parties on the Closing Date, substantially in the form of Exhibit H, and (b) each other Intellectual Property Security Agreement Supplement executed and delivered pursuant to the Collateral and Guaranty Requirement or Section 6.11.

“Intellectual Property Security Agreement Supplement” has the meaning specified in Section 6.11.

“Interest Payment Date” as to any Loan, means the last day of each calendar quarter, subject to Section 1.07.

“Interest Period” means, (i) initially, the period beginning on (and including) June 1, 2020 and ending on (and including) the last day of the calendar quarter in which the Effective Date occurs and (ii) thereafter, the period beginning on (and including) the first day of each succeeding calendar quarter and ending on the earlier of (and including) (x) the last day of such calendar quarter and (y) the Twenty-First Amendment Term Loan Maturity Date, First Out Maturity Date, Second Out Maturity Date or Third Out Maturity Date, as applicable.

“Investment” in any Person, means (i) any direct or indirect purchase or other acquisition by a Loan Party of, or of a beneficial interest in, any of the Equity Interests of such Person (other than a Guarantor Subsidiary); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Parent from any Person (other than Borrower or any Guarantor Subsidiary), of any Equity Interests of such Person; and (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contributions by Parent or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Ladenburg Judgment” has the meaning set forth in the preliminary statements of the Twenty-First Amendment.

“Ladenburg Litigation” has the meaning set forth in the preliminary statements of the Twenty-First Amendment.

“Ladenburg Supersedes Bond” has the meaning set forth in Section 5(b) of the Twenty-First Amendment.

“Ladenburg Supersedes Bond General Indemnity Agreement” means that certain General Indemnity Agreement, dated on or about the Twenty-First Amendment Effective Date, executed by Centre Lane Solutions Partners, LP, or one of its designated affiliates, in favor of Swiss Re Corporate Solutions America Insurance Corporation, and/or any and all existing and/or future affiliates, subsidiaries, divisions, successors, assigns, co-sureties, and/or reinsurers of said entity.

“Laws” means, collectively, all international, foreign, federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Lender” means any Lender that may be a party to this Agreement from time to time and, in the case of each such Lender, including their respective successors and assigns as permitted hereunder (each of which is referred to herein as a “Lender”).

“Lien” means any assignment, mortgage, charge, pledge, lien, encumbrance, title retention agreement (including Capital Leases but excluding operating leases) or any other security interest whatsoever, howsoever created or arising, whether fixed or floating, legal or equitable, perfected or not, but specifically excludes any legal, contractual or equitable right of set-off.

“Loan” means an extension of credit by a Lender to Borrower under Article II hereof.

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents, (iv) any Guaranty and (v) all other instruments and documents executed and delivered from time to time by or on behalf of any Loan Party in connection herewith or therewith.

“Loan Parties” means, collectively, (i) each Borrower and (ii) each Guarantor.

“Make Whole Amount” means, with respect to any prepayment of the Twenty-First Amendment Term Loans (whether at the Twenty-First Amendment Term Loan Maturity Date, or otherwise) made prior to the Third Out Maturity Date, an additional amount equal to the minimum amount of all additional interest that would have accrued (including, but not limited to, accrued but uncapitalized PIK Interest) from the date of such prepayment through the Third Out Maturity Date, calculated at the Third Out Loan PIK Rate.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means a material adverse effect on (i) the business operations, assets or condition (financial or otherwise) of any Loan Party; (ii) the ability of any Loan Party to perform its Obligations; (iii) the legality, validity, binding effect, or enforceability against a Loan Party of a Loan Document to which it is a party; (iv) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under any Loan Document; or (v) the value of the Collateral, or the Administrative Agent’s Liens on the Collateral or the priority of any such Lien.

“Material Agreements” means, collectively, (a) the agreements which are listed in Schedule 5.19 and (b) all other agreements to which any Loan Party or any of its properties are bound, from time to time, the absence or termination of any of which would reasonably be expected to result in a Material Adverse Effect.

“Material Real Property” means (a) with respect to any real property owned by any Loan Party, (i) the real properties owned by any Loan Party listed on Schedule 5.07(b) and (ii) any other real property owned by any Loan Party and (b) with respect to any real property leased by any Loan Party, (i) the real properties leased by any Loan Party listed on Schedule 5.07(b) and (ii) any property material to the business of a Loan Party.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgage” means collectively, the deeds of trust, trust deeds, deeds to secure debt and mortgages creating and evidencing a Lien on a Mortgaged Property, whether leased or owned, by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties, in the form and substance reasonably satisfactory to the Collateral Agent, executed and delivered pursuant to Section 4.01(d) (if applicable), Section 6.11 or Section 6.13, in each case as amended, restated, supplemented or otherwise modified from time to time.

“Mortgage Policies” has the meaning specified in paragraph (g) of the definition of “Collateral and Guaranty Requirement.”

“Mortgaged Properties” has the meaning specified in paragraph (g) of the definition of “Collateral and Guaranty Requirement.”

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Parent and its Subsidiaries in the form prepared for presentation to senior management thereof for the applicable month, Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate with comparison to and variances from the immediately preceding period and budget.

“Net Cash Proceeds” means:

(a)
with respect to the Disposition of any asset by any Loan Party, an amount equal to: (i) cash received in connection with such Disposition by any Loan Party or any of its Subsidiaries from such Disposition, minus (ii) any bona fide direct costs incurred in connection with such Disposition to the extent paid or payable to non-Affiliates, including (A) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Disposition during the tax period in which the sale occurs, (B) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Disposition, and (C) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Disposition undertaken by any Loan Party or any of its Subsidiaries in connection with such Disposition; provided, that upon release of any such reserve, the amount released shall be considered Net Cash Proceeds;
(b)
with respect to any Casualty Event, an amount equal to: (i) any cash payments or proceeds received by any Loan Party or any of its Subsidiaries (A) under any casualty, business interruption or “key man” insurance policies in respect of any covered loss thereunder, or (B) as a result of the condemnation or taking of any assets of any Loan Party or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (A) any actual and reasonable costs incurred by any Loan Party or any of its Subsidiaries in connection with the adjustment or settlement of any claims of such Loan Party or such Subsidiary in respect thereof, and (B) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (b)(i)(B) of this definition to the extent paid or payable to non-Affiliates, including income taxes payable as a result of any gain recognized in connection therewith; and
(c)
with respect to any Equity Issuance or the incurrence or issuance of any Indebtedness by any Loan Party or any Subsidiary not permitted under Section 7.03, an amount equal to: (i) cash proceeds received by any Loan Party or any of its Subsidiaries in connection with such Equity Issuance or incurrence or issuance of such Indebtedness, minus (ii) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other customary expenses (including reasonable attorney’s, accountant’s and other similar professional advisor’s fees) paid or payable by such Loan Party or such Subsidiary to non-Affiliates in connection with such Equity Issuance or incurrence or issuance of Indebtedness.

“Ninth Amendment” means the Ninth Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of February 11, 2022, by and among Administrative Agent, Collateral Agent, Lenders, the Borrower, Parent and Guarantors.

“Ninth Amendment Effective Date” has the meaning set forth in Section 4 of the Ninth Amendment.

“Ninth Amendment Term Loan Commitments” has the meaning set forth in the preliminary statements of the Ninth Amendment.

“Ninth Amendment Term Loans” has the meaning set forth in the preliminary statements of the Ninth Amendment.

“Non-Consenting Lender” shall have the meaning set forth in Section 2.12.

“Note” means a promissory note of Borrower payable to a Lender or its assigns, substantially in the form of Exhibit B hereto, evidencing the aggregate Indebtedness of Borrower to such Lender resulting from the Loans made by such Lender.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party or other Subsidiary arising under any Loan Document or otherwise with respect to any Loan Document entered into with a Lender, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any other Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of any of their Subsidiaries to the extent they have obligations under the Loan Documents) include (1) the obligation (including Guaranty Obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees (including, without limitation, the fees listed in Section 2.06), premiums, Attorney Costs, indemnities and other amounts payable by any Loan Party or any other Subsidiary under any Loan Document and (2) the obligation of any Loan Party or any other Subsidiary to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or such Subsidiary.

“OID” has the meaning specified in Section 2.05(e).

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, declaration, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Outstanding Amount” means, on any date, the outstanding principal amount of Loans, after giving effect to any borrowings, accretion of debt, and/or prepayments or repayments of Loans occurring on such date.

“Parent” means Bright Mountain Media, Inc., a Florida corporation. “Participant” has the meaning specified in Section 10.07(d). “Participant Register” has the meaning specified in Section 10.07(d).

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as the same may be amended, supplemented, modified, replaced or otherwise in effect from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation (or any successor thereof).

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or to which any Loan Party contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time in the past five (5) years.

“Permitted Acquisition” means an Acquisition made in accordance with Section 7.02(i).

“Permitted Indebtedness” has the meaning specified in Section 7.03.

“Permitted Liens” means Liens permitted to be incurred pursuant to Section 7.01.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PIK Interest” has the meaning specified in Section 2.05(a).

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by any Loan Party.

“Prepayment Date” has the meaning specified in Section 2.03(a)(i).

“Prepayment Notice” means a notice of prepayment in respect of any voluntary or mandatory prepayment in substantially the form of Exhibit A.

“Pro Rata Share” means, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments of such Lender under the Facility at such time and the denominator of which is the amount of the Aggregate Commitments under the Facility at such time; provided that if any Commitment has been terminated, then the Pro Rata Share of each Lender shall be determined based on the outstanding principal amount of the Loans held by such Lender divided by the aggregate principal amount of all outstanding Loans.

“Proceeding” has the meaning specified in Section 10.05.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Recipient” means (a) the Administrative Agent or (b) any Lender, as applicable.

“Register” has the meaning specified in Section 10.07(c).

“Registered” means, with respect to Intellectual Property, issued by, registered with, renewed by or the subject of a pending application before any Governmental Authority or Internet domain name registrar.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, leeching or migration of any Hazardous Material in or into the environment (including the abandonment or disposal of any barrels, tanks, containers or receptacles containing any Hazardous Material), or out of any vessel or facility, including the movement of any Hazardous Material through the air, soil, subsoil, surface, water, ground water, rock formation or otherwise.

“Replacement Lender” shall have the meaning set forth in Section 2.12.

“Reportable Event” means with respect to any Plan any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Required Lenders” means, as of any date of determination, one or more Lenders having more than 50% of the Total Facility Exposure held by all Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer or head of finance, treasurer or, except for purposes of Sections 6.03 or 6.04, any other similar officer or a Person performing similar functions of a Loan Party (and, as to any document delivered on the Effective Date, to the extent acceptable to the Administrative Agent in its sole discretion or required by the terms of this Agreement, any secretary or assistant secretary of a Loan Party). Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, retraction, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof) and including any thereof acquired through the exercise of warrants or rights of conversion, exchange or purchase.

“S&P” means Standard & Poor’s Ratings Services LLC, a division of The McGraw-Hill Companies, Inc., and its successors.

“Sale Leaseback” means any transaction or series of related transactions pursuant to which any Loan Party (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.

“SBA” means the U.S. Small Business Administration.

“SBA PPP Loan” means an unsecured loan incurred by Borrower under 15 U.S.C. 636(a)(36) (as added to the Small Business Act by Section 1102 of the CARES Act).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means the Second Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of May 26, 2021, by and among Administrative Agent, Collateral Agent, Lenders, the Borrower, Parent and Guarantors.

“Second Amendment Effective Date” has the meaning set forth in Section 3 of the Second Amendment.

“Second Out Maturity Date” means December 20, 2026.

“Second Out Loan Cash Pay Rate” means the rate per annum equal to the difference between (i) the Contract Rate minus (ii) the applicable Second Out Loan PIK Rate.

“Second Out Loan PIK Rate” means the rate per annum equal to the sum of (i) Term SOFR plus (ii) 3%.

“Second Out Loans” means, collectively, the Initial Term Loans and 2021 Loans.

“Secured Obligations” has the meaning specified in the Security Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent and the Lenders.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securities Pledge Agreement” means, collectively, (a) the Securities Pledge Agreement executed by certain Loan Parties on or about the Effective Date, substantially in the form of Exhibit G, and (b) each Securities Pledge Agreement Supplement executed and delivered pursuant to the Collateral and Guaranty Requirement or Section 6.11.

“Securities Pledge Agreement Supplement” has the meaning specified in Section 6.11.

“Security Agreement” means, collectively, (a) the Security Agreement executed by certain Loan Parties on or about the Closing Date, substantially in the form of Exhibit F, and (b) each Security Agreement Supplement executed and delivered pursuant to the Collateral and Guaranty Requirement or Section 6.11.

“Security Agreement Supplement” has the meaning specified in Section 6.11.

“Seventeenth Amendment” means the Seventeenth Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of April 20, 2023, by and among Administrative Agent, Collateral Agent, Lenders, the Borrower, Parent and Guarantors.

“Seventeenth Amendment Effective Date” has the meaning set forth in Section 4 of the Seventeenth Amendment.

“Seventeenth Amendment Term Loan Commitments” has the meaning set forth in the preliminary statements of the Seventeenth Amendment.

“Seventeenth Amendment Term Loans” has the meaning set forth in the preliminary statements of the Seventeenth Amendment.

“Seventh Amendment” means the Seventh Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of December 23, 2021, by and among Administrative Agent, Collateral Agent, Lenders, the Borrower, Parent and Guarantors.

“Seventh Amendment Effective Date” has the meaning set forth in Section 4 of the Seventh Amendment.

“Seventh Amendment Term Loan Commitments” has the meaning set forth in the preliminary statements of the Seventh Amendment.

“Seventh Amendment Term Loans” has the meaning set forth in the preliminary statements of the Seventh Amendment.

“Sixteenth Amendment” means the Sixteenth Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of February 10, 2023, by and among Administrative Agent, Collateral Agent, Lenders, the Borrower, Parent and Guarantors.

“Sixteenth Amendment Effective Date” has the meaning set forth in Section 4 of the Sixteenth Amendment.

“Sixteenth Amendment Term Loan Commitments” has the meaning set forth in the preliminary statements of the Sixteenth Amendment.

“Sixteenth Amendment Term Loans” has the meaning set forth in the preliminary statements of the Sixteenth Amendment.

“Sixth Amendment” means the Sixth Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of November 5, 2021, by and among Administrative Agent, Collateral Agent, Lenders, the Borrower, Parent and Guarantors.

“Sixth Amendment Effective Date” has the meaning set forth in Section 4 of the Sixth Amendment.

“Sixth Amendment Term Loan Commitments” has the meaning set forth in the preliminary statements of the Sixth Amendment.

“Sixth Amendment Term Loans” has the meaning set forth in the preliminary statements of the Sixth Amendment.

“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Loan Parties as of that date determined in accordance with GAAP.

“Small Business Act” means the Small Business Act (15 U.S. Code Chapter 14A – Aid to Small Business).

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property (for the avoidance of doubt, calculated to include goodwill and other intangibles) of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning specified in Section 10.07(g).

“Subsidiary” of a Person means:

(a)
a corporation of which another person alone or in conjunction with its other Subsidiaries owns an aggregate number of voting Equity Interests sufficient to enable the election of a majority of the directors regardless of the manner in which other voting Equity Interests are voted;
(b)
a corporation of which another person alone or in conjunction with its other Subsidiaries has, through the operation of any agreement or otherwise, the ability to elect or cause the election of a majority of the directors or otherwise exercise control over the management and policies of such corporation;
(c)
any partnership of which at least a majority of the outstanding income or capital interests and/or at least a majority of the voting interests of such partnership or, in the case of a limited partnership, any general partner thereof, are owned by a person alone or in conjunction with its other Subsidiaries; and

(d)
any trust or other person of which at least a majority of the outstanding beneficial or ownership interests (however designated) are owned by a person alone or in conjunction with its other Subsidiaries.

Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Parent.

“Surviving Indebtedness” means any Indebtedness of Parent or any of its Subsidiaries outstanding immediately before and after giving effect to the Transaction as specified on Schedule 7.03(b).

“Swap Contract” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark to market value(s) for such Swap Contracts, as determined by the applicable counterparty in accordance with the terms thereof and in accordance with customary methods for calculating mark-to-market values under similar arrangements by such counterparty.

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (i) a so-called synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property (including any Sale Leaseback), in each case, creating obligations that do not appear on the balance sheet of such Person but which could be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Term SOFR” has the meaning ascribed to such term in Annex A annexed hereto and incorporated herein. Each determination of Term SOFR shall be made by the Administrative Agent and shall be conclusive in the absence of manifest error. Term SOFR and any Benchmark Replacement (as defined in Annex A) are subject to the terms and conditions set forth in Annex A. Notwithstanding anything to the contrary herein, upon the occurrence of a Benchmark Transition Event or Early Opt-In Event (as each such term is defined in Annex A), Term SOFR means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has become effective pursuant to the provisions of this Agreement.

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, stamp taxes, withholdings or other charges imposed by any Governmental Authority (including additions to tax, penalties and interest with respect thereto).

“Termination Date” has the meaning specified in Section 9.11(a).

“Tenth Amendment” means the Tenth Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of March 11, 2022, by and among Administrative Agent, Collateral Agent, Lenders, the Borrower, Parent and Guarantors.

“Tenth Amendment Effective Date” has the meaning set forth in Section 4 of the Tenth Amendment.

“Tenth Amendment Term Loan Commitments” has the meaning set forth in the preliminary statements of the Tenth Amendment.

“Tenth Amendment Term Loans” has the meaning set forth in the preliminary statements of the Tenth Amendment.

“Third Amendment” means the Third Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of August 12, 2021, by and among Administrative Agent, Collateral Agent, Lenders, the Borrower, Parent and Guarantors.

“Third Amendment Effective Date” has the meaning set forth in Section 4 of the Third Amendment.

“Third Out Maturity Date” means December 20, 2026.

“Third Out Loan PIK Rate” means 15% per annum.

“Third Out Loans” means, collectively, the Seventeenth Amendment Term Loans and Twenty-First Amendment Term Loans.

“Thirteenth Amendment” means the Thirteenth Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of May 10, 2022, by and among Administrative Agent, Collateral Agent, Lenders, the Borrower, Parent and Guarantors.

“Thirteenth Amendment Effective Date” has the meaning set forth in Section 4 of the Thirteenth Amendment.

“Thirteenth Amendment Term Loan Commitments” has the meaning set forth in the preliminary statements of the Thirteenth Amendment.

“Thirteenth Amendment Term Loans” has the meaning set forth in the preliminary statements of the Thirteenth Amendment.

“Threshold Amount” means $500,000.

“Total Facility Exposure” means, as of any date of determination, the sum of (a) Total Outstandings as of such date and (b) the then unfunded Commitments (if any).

“Total Outstandings” means, as of any date of determination, the then aggregate Outstanding Amount of all Loans.

“Transaction” means, collectively, (a) extension of Commitments under this Agreement and the continuation of the Loans on the Effective Date, (b) Parent’s purchase of 100% of the Equity Interests of Borrower pursuant to the terms of CL Media Acquisition Agreement and (c) the payment of the fees and expenses incurred in connection with any of the foregoing.

“Twelfth Amendment” means the Twelfth Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of April 15, 2022, by and among Administrative Agent, Collateral Agent, Lenders, the Borrower, Parent and Guarantors.

“Twelfth Amendment Effective Date” has the meaning set forth in Section 4 of the Twelfth Amendment.

“Twelfth Amendment Term Loan Commitments” has the meaning set forth in the preliminary statements of the Twelfth Amendment.

“Twelfth Amendment Term Loans” has the meaning set forth in the preliminary statements of the Twelfth Amendment.

“Twentieth Amendment” means the Twentieth Amendment to Amended and Restated Senior Secured Credit Agreement, effective as of June 30, 2024, by and among Administrative Agent, Collateral Agent, Lenders, the Borrower, Parent and Guarantors.

“Twentieth Amendment Effective Date” has the meaning set forth in Section 4 of the Twentieth Amendment.

“Twentieth Amendment PIK Fee” has the meaning set forth in Section 4(e) of the Twentieth Amendment.

“Twenty-First Amendment” means the Twenty-First Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of December 26, 2024, by and among Administrative Agent, Collateral Agent, Lenders, the Borrower, Parent and Guarantors.

“Twenty-First Amendment Effective Date” has the meaning set forth in Section 4 of the Twenty-First Amendment.

“Twenty-First Amendment Term Loan Commitments” means, as to each Lender, its obligation to make its portion of the Twenty-First Amendment Term Loans to the Borrower on the Twenty-First Amendment Effective Date, in an aggregate principal amount equal to its Twenty-First Amendment Term Loan Commitment as set forth opposite such Lender’s name in Schedule 2.01(a). The aggregate amount of the Twenty-First Amendment Term Loan Commitments as of the Twenty-First Amendment Effective Date shall not exceed One Million Eight Hundred Sixty Thousand Five Hundred Three and 47/100 Dollars ($1,860,503.47).

“Twenty-First Amendment Term Loan Maturity Date” means the earlier of (a) the resolution of the Ladenburg Litigation resulting in payment obligations of the Loan Parties in an aggregate amount less than the amount of the Ladenburg Judgment, and (b) the Third Out Maturity Date.

“Twenty-First Amendment Term Loans” means the term loans made by the Lender (in accordance with such Lender’s Twenty-First Amendment Term Loan Commitment), subject to the terms and conditions set forth herein.

“Twenty-Second Amendment” means the Twenty-Second Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of the Twenty-Second Amendment Execution Date, by and among Administrative Agent, Collateral Agent, Lenders, the Borrower, Parent and Guarantors.

“Twenty-Second Amendment Effective Date” means March 31, 2025.

“Twenty-Second Amendment Execution Date” has the meaning set forth in Section 4 of the Twenty-Second Amendment.

“Twenty-Third Amendment” means the Twenty-Third Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of the Twenty-Third Amendment Execution Date, by and among Administrative Agent, Collateral Agent, Lenders, the Borrower, Parent and Guarantors.

“Twenty-Third Amendment Effective Date” means September 30, 2025.

“Twenty-Third Amendment Execution Date” has the meaning set forth in Section 4 of the Twenty-Third Amendment.

“Unforgiven Debt” has the meaning specified in Section 7.09(c).

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any security interest in any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(g)(ii)(B)(3).

“Wholly-owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly-owned Subsidiaries of such Person.

“Withdrawal Liability” means the liability of a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party and the Administrative Agent.

Section 1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)
The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)
(i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(ii)
Article, Section, paragraph, clause, subclause, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii)
The term “including” is by way of example and not limitation.
(iv)
The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(c)
In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”
(d)
Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(e)
Whenever the context may require, any pronoun shall include the corresponding masculine, feminine or neuter forms.

Section 1.03. Accounting Terms. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the audited financial statements, except as otherwise specifically prescribed herein; provided, however, that if Borrower notifies the Administrative Agent that Borrower request an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Effective Date or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then the Administrative Agent and Borrower agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lenders and Borrower after such Accounting Change conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, (i) the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred and (ii) Borrower shall provide to the Administrative Agent and the Lenders a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of any applicable ratios, baskets and other requirements hereunder before and after giving effect to such Accounting Change.

(b)
Where reference is made to a Person “and its Subsidiaries on a consolidated basis” or similar language, such consolidation shall not include any subsidiaries other than Subsidiaries.

Section 1.04. Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05. References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, amendments and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendments and restatements, extensions, supplements and other modifications are permitted by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.06. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.07. Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day.

Section 1.08. Currency Equivalents Generally. (a) Any amount specified in this Agreement (other than in Article II, Article IX and Article X or as set forth in paragraph (b) of this Section) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined in a manner consistent with the definition of Exchange Rate.

(b)
For purposes of determining compliance under Sections 7.02, 7.05 and 7.06, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating net income in Parent’s annual financial statements delivered pursuant to Section 6.01(c); provided, however, that the foregoing shall not be deemed to apply to the determination of any amount of Indebtedness.

Article II

The Commitments and Credit Extensions

Section 2.01. The Loans. (a) Subject to the terms and conditions set forth herein, on the Effective Date, each Lender agreed to continue certain term loans (the “Initial Loans”) in an aggregate principal amount not to exceed at any time outstanding the amount set forth opposite such Lender’s name in Schedule 2.01(a) (such amount being referred to herein as such Lender’s “Initial Commitment”). For the avoidance of doubt, as of the ~~Twenty-Second~~Twenty-Third Amendment Execution Date, the Initial Commitment of each Lender shall be $0.

(b)
Subject to the terms and conditions set forth herein and in the Second Amendment, on the Second Amendment Effective Date, each Lender agrees to make 2021 Term Loans in an aggregate principal amount equal to its 2021 Term Loan Commitment as set forth opposite such Lender’s name in Schedule 2.01(a). For the avoidance of doubt, as of the ~~Twenty-Second~~Twenty-Third Amendment Execution Date, the 2021 Term Loan Commitment of each Lender shall be $0.
(c)
Subject to the terms and conditions set forth herein and in the Third Amendment, on the Third Amendment Effective Date, each Lender agrees to make 2021 Additional Term Loans in an aggregate principal amount equal to its 2021 Additional Term Loan Commitment as set forth opposite such Lender’s name in Schedule 2.01(a). For the avoidance of doubt, as of the ~~Twenty-Second~~Twenty-Third Amendment Execution Date, the 2021 Additional Term Loan Commitment of each Lender shall be $0.
(d)
Subject to the terms and conditions set forth herein and in the Fourth Amendment, on the Fourth Amendment Effective Date, each Lender agrees to make 2021 New Term Loans in an aggregate principal amount equal to its 2021 New Term Loan Commitment as set forth opposite such Lender’s name in Schedule 2.01(a). For the avoidance of doubt, as of the ~~Twenty-Second~~Twenty-Third Amendment Execution Date, the 2021 New Term Loan Commitment of each Lender shall be $0.
(e)
Subject to the terms and conditions set forth herein and in the Fifth Amendment, on the Fifth Amendment Effective Date, each Lender agrees to make 2021 October New Term Loans in an aggregate principal amount equal to its 2021 October New Term Loan Commitment as set forth opposite such Lender’s name in Schedule 2.01(a). For the avoidance of doubt, as of the ~~Twenty-Second~~Twenty-Third Amendment Execution Date, the 2021 October New Term Loan Commitment of each Lender shall be $0.
(f)
Subject to the terms and conditions set forth herein and in the Sixth Amendment, on the Sixth Amendment Effective Date, each Lender agrees to make Sixth Amendment Term Loans in an aggregate principal amount equal to its Sixth Amendment Term Loan Commitment as set forth opposite such Lender’s name in Schedule 2.01(a). For the avoidance of doubt, as of the ~~Twenty-Second~~Twenty-Third Amendment Execution Date, the Sixth Amendment Term Loan Commitment of each Lender shall be $0.
(g)
Subject to the terms and conditions set forth herein and in the Seventh Amendment, on the Seventh Amendment Effective Date, each Lender agrees to make Seventh Amendment

Term Loans in an aggregate principal amount equal to its Seventh Amendment Term Loan Commitment as set forth opposite such Lender’s name in Schedule 2.01(a). For the avoidance of doubt, as of the ~~Twenty-Second~~Twenty-Third Amendment Execution Date, the Seventh Amendment Term Loan Commitment of each Lender shall be $0.
(h)
Subject to the terms and conditions set forth herein and in the Eighth Amendment, on the Eighth Amendment Effective Date, each Lender agrees to make Eighth Amendment Term Loans in an aggregate principal amount equal to its Eighth Amendment Term Loan Commitment as set forth opposite such Lender’s name in Schedule 2.01(a). For the avoidance of doubt, as of the ~~Twenty-Second~~Twenty-Third Amendment Execution Date, the Eighth Amendment Term Loan Commitment of each Lender shall be $0.
(i)
Subject to the terms and conditions set forth herein and in the Ninth Amendment, on the Ninth Amendment Effective Date, each Lender agrees to make Ninth Amendment Term Loans in an aggregate principal amount equal to its Ninth Amendment Term Loan Commitment as set forth opposite such Lender’s name in Schedule 2.01(a). For the avoidance of doubt, as of the ~~Twenty-Second~~Twenty-Third Amendment Execution Date, the Ninth Amendment Term Loan Commitment of each Lender shall be $0.
(j)
Subject to the terms and conditions set forth herein and in the Tenth Amendment, on the Tenth Amendment Effective Date, each Lender agrees to make Tenth Amendment Term Loans in an aggregate principal amount equal to its Tenth Amendment Term Loan Commitment as set forth opposite such Lender’s name in Schedule 2.01(a). For the avoidance of doubt, as of the ~~Twenty-Second~~Twenty-Third Amendment Execution Date, the Tenth Amendment Term Loan Commitment of each Lender shall be $0.
(k)
Subject to the terms and conditions set forth herein and in the Eleventh Amendment, on the Eleventh Amendment Effective Date, each Lender agrees to make Eleventh Amendment Term Loans in an aggregate principal amount equal to its Eleventh Amendment Term Loan Commitment as set forth opposite such Lender’s name in Schedule 2.01(a). For the avoidance of doubt, as of the ~~Twenty-Second~~Twenty-Third Amendment Execution Date, the Eleventh Amendment Term Loan Commitment of each Lender shall be $0.
(l)
Subject to the terms and conditions set forth herein and in the Twelfth Amendment, on the Twelfth Amendment Effective Date, each Lender agrees to make Twelfth Amendment Term Loans in an aggregate principal amount equal to its Twelfth Amendment Term Loan Commitment as set forth opposite such Lender’s name in Schedule 2.01(a). For the avoidance of doubt, as of the ~~Twenty-Second~~Twenty-Third Amendment Execution Date, the Twelfth Amendment Term Loan Commitment of each Lender shall be $0.
(m)
Subject to the terms and conditions set forth herein and in the Thirteenth Amendment, on the Thirteenth Amendment Effective Date, each Lender agrees to make Thirteenth Amendment Term Loans in an aggregate principal amount equal to its Thirteenth Amendment Term Loan Commitment as set forth opposite such Lender’s name in Schedule 2.01(a). For the avoidance of doubt, as of the ~~Twenty-Second~~Twenty-Third Amendment Execution Date, the Thirteenth Amendment Term Loan Commitment of each Lender shall be $0.

(n)
Subject to the terms and conditions set forth herein and in the Fourteenth Amendment, on the Fourteenth Amendment Effective Date, each Lender agrees to make Fourteenth Amendment Term Loans in an aggregate principal amount equal to its Fourteenth Amendment Term Loan Commitment as set forth opposite such Lender’s name in Schedule 2.01(a). For the avoidance of doubt, as of the ~~Twenty-Second~~Twenty-Third Amendment Execution Date, the Fourteenth Amendment Term Loan Commitment of each Lender shall be $0.
(o)
Subject to the terms and conditions set forth herein and in the Fifteenth Amendment, on the Fifteenth Amendment Effective Date, each Lender agrees to make Fifteenth Amendment Term Loans in an aggregate principal amount equal to its Fifteenth Amendment Term Loan Commitment as set forth opposite such Lender’s name in Schedule 2.01(a). For the avoidance of doubt, as of the ~~Twenty-Second~~Twenty-Third Amendment Execution Date, the Fifteenth Amendment Term Loan Commitment of each Lender shall be $0.
(p)
Subject to the terms and conditions set forth herein and in the Sixteenth Amendment, on the Sixteenth Amendment Effective Date, each Lender agrees to make Sixteenth Amendment Term Loans in an aggregate principal amount equal to its Sixteenth Amendment Term Loan Commitment as set forth opposite such Lender’s name in Schedule 2.01(a). For the avoidance of doubt, as of the ~~Twenty-Second~~Twenty-Third Amendment Execution Date, the Sixteenth Amendment Term Loan Commitment of each Lender shall be $0.
(q)
Subject to the terms and conditions set forth herein and in the Seventeenth Amendment, on the Seventeenth Amendment Effective Date, each Lender agrees to make Seventeenth Amendment Term Loans in an aggregate principal amount equal to its Seventeenth Amendment Term Loan Commitment as set forth opposite such Lender’s name in Schedule 2.01(a). For the avoidance of doubt, as of the ~~Twenty-Second~~Twenty-Third Amendment Execution Date, the Seventeenth Amendment Term Loan Commitment of each Lender shall be $0.
(r)
[Reserved].
(s)
Subject to the terms and conditions set forth herein and in the Twenty-First Amendment, on the Twenty-First Amendment Effective Date, each Lender agrees to make Twenty-First Amendment Term Loans in an aggregate principal amount equal to its Twenty-First Amendment Term Loan Commitment as set forth opposite such Lender’s name in Schedule 2.01(a). For the avoidance of doubt, as of the ~~Twenty-Second~~Twenty-Third Amendment Execution Date, the Twenty-First Amendment Term Loan Commitment of each Lender shall be $0.
(t)
Amounts borrowed under this Section 2.01 and repaid or prepaid may not be re-borrowed.
(u)
All the outstanding principal amount (after giving effect to capitalized PIK Interest) of the Third Out Loans (other than the Twenty-First Amendment Term Loans), together with all accrued and unpaid interest thereon (including any accrued but uncapitalized PIK Interest), and any fees and other amounts payable hereunder, shall be due and payable on the earlier of (x) the Third Out Maturity Date and (y) the date of the acceleration of the Loans pursuant to Section 8.02.

(v)
All the outstanding principal amount (after giving effect to capitalized PIK Interest) of the Second Out Loans, together with all accrued and unpaid interest thereon (including any accrued but uncapitalized PIK Interest), and any fees and other amounts payable hereunder, shall be due and payable on the earlier of (x) the Second Out Maturity Date and (y) the date of the acceleration of the Loans pursuant to Section 8.02.
(w)
All the outstanding principal amount (after giving effect to capitalized PIK Interest) of the First Out Loans, together with all accrued and unpaid interest thereon (including any accrued but uncapitalized PIK Interest), and any fees and other amounts payable hereunder, shall be due and payable on the earlier of (x) the First Out Maturity Date and (y) the date of the acceleration of the Loans pursuant to Section 8.02.
(x)
All the outstanding principal amount (after giving effect to capitalized PIK Interest) of the Twenty-First Amendment Term Loans, together with all accrued and unpaid interest thereon (including any accrued but uncapitalized PIK Interest), and any fees and other amounts payable hereunder (including, but not limited to, the Make-Whole Amount), shall be due and payable on the earlier of (x) the Twenty-First Amendment Term Loan Maturity Date and (y) the date of the acceleration of the Loans pursuant to Section 8.02.

Section 2.02. [Reserved].

Section 2.03. Prepayments.

(a)
Optional Prepayments. (i) Borrower may, upon delivery of a Prepayment Notice to the Administrative Agent, at any time or from time to time, voluntarily prepay, in whole or in part (in a minimum amount of $250,000 and integral multiples of $50,000 in excess of that amount for each partial prepayment) the outstanding principal amount of the Loans on any Business Day (the “Prepayment Date”) for an amount equal to the Loans being prepaid on such Prepayment Date, plus any accrued but unpaid interest on the aggregate principal amount of the Loans being prepaid.
(ii)
Any Prepayment Notice must be received by the Administrative Agent not later than 12:00 noon (New York, New York time) three (3) Business Days prior to any Prepayment Date and shall specify the date and amount of such prepayment. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Each prepayment of Loans pursuant to this Section 2.03(a) shall be paid to the Lenders in accordance with their respective Pro Rata Shares.
(iii)
No partial prepayment shall be made under this Section 2.03(a) in connection with any event described in Section 2.03(b).

(b)
Mandatory Prepayments.
(i)
On the date any Loan Party receives any amounts (including, but not limited to, interest accrued thereon) released under the Ladenburg Supersedes Bond or the Ladenburg Supersedes Bond General Indemnity Agreement, Borrower shall prepay the Loans as set forth in Sections 2.03(e) and (f), in an aggregate amount equal to 100% of all such amount received.
(ii)
No later than the fifth Business Day following the date any Loan Party receives Net Cash Proceeds from the Disposition of any property (excluding Dispositions permitted pursuant to Section 7.05 (other than pursuant to Section 7.05(f)), Borrower shall prepay the Loans as set forth in Section 2.03(e) in an aggregate amount equal to 100% of all such Net Cash Proceeds realized or received in connection with such Disposition.
(iii)
No later than the fifth Business Day following the date any Loan Party receives Net Cash Proceeds from any Casualty Event, Borrower shall prepay the Loans as set forth in Section 2.03(e) in an aggregate amount equal to 100% of all such Net Cash Proceeds realized or received in connection with such Casualty Event.
(iv)
On the date of receipt by any Loan Party from the incurrence or issuance of any Indebtedness (including Debt Equivalents) not expressly permitted to be incurred or issued pursuant to Section 7.03 (other than any convertible notes), Borrower shall prepay the Loans as set forth in Section 2.03(e) in an aggregate amount equal to 100% of all such Net Cash Proceeds received therefrom. For the avoidance of doubt, any prepayment made pursuant to this Section 2.03(b)(iv) shall not be deemed to be a consent to the incurrence or issuance of any such Indebtedness or a cure or waiver of any Event of Default which occurs in connection therewith, it being understood that such Event of Default may only be waived with the express consent of Required Lenders.
(v)
On the date of receipt by any Loan Party from a capital contribution or issuance of any Equity Interests of Parent or any of its Subsidiaries (other than (i) Equity Interests issued pursuant to any employee stock or stock option compensation plan, (ii) Equity Interests issued by any Subsidiary to Parent or any other Subsidiary to the extent permitted by Section 7.02, and (iii) up to $3,000,000 of Net Cash Proceeds raised from cumulative issuances of Equity Interests (including preferred stock) and convertible notes of Parent), Borrower shall prepay the Loans in an aggregate amount equal to 50% of all such Net Cash Proceeds received therefrom in accordance with Section 2.03(e)).
(d)
[Reserved].
(e)
Application of Prepayments by Type of Loans. So long as no Default or Event of Default has occurred and is continuing, each voluntary and mandatory prepayment of Loans pursuant to Section 2.03(a) and Section 2.03(b) shall be applied as follows:

first, to the payment of all fees and all expenses specified in Section 8.03, to the full extent thereof;

second, to the payment of that portion of the Obligations constituting accrued, unpaid interest (including, but not limited to, accrued but uncapitalized PIK Interest);

third, shall be applied in inverse order of maturity to reduce the principal amount of the First Out Loans until the First Out Loans have been paid in full;

fourth, shall be applied in inverse order of maturity to reduce the principal amount of the Second Out Loans until the Second Out Loans have been paid in full; and

fifth, shall be applied in inverse order of maturity to reduce the principal amount of the Third Out Loans until the Third Out Loans have been paid in full.

provided that, notwithstanding anything contained in this subsection (e) to the contrary, (y) any mandatory prepayment of Loans pursuant to Section 2.03(b)(i), shall first be applied in the inverse order of maturity to reduce the principal amount of the Twenty-First Amendment Term Loans until the Twenty-First Amendment Term Loans have been paid in full, and (z) any mandatory prepayment of Loans pursuant to Section 2.03(b)(v), shall first be applied in the inverse order of maturity to reduce the principal amount of the Seventeenth Amendment Term Loans until the Seventeenth Amendment Term Loans have been paid in full.

Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Loans required to be made pursuant Section 2.03(b) pursuant to a Prepayment Notice. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Lender of the contents of Borrower’s Prepayment Notice and of such Lender’s Pro Rata Share of the prepayment.

(f)
Interest. All prepayments under this Section 2.03 shall be accompanied by all accrued interest (including, but not limited to, accrued but uncapitalized PIK Interest) thereon plus, solely with respect to any prepayment of the Twenty-First Amendment Term Loans, the Make-Whole Amount.

Section 2.04. Repayment of Loans. (a) Borrower shall repay in cash to the Administrative Agent (for the ratable account of the Lenders in respect of the Second Out Loans), (i) on and after the Twenty-Second Amendment Effective Date, (A) in consecutive quarterly installments to be paid on the last day of each of the Fiscal Quarters of Borrower ending March 31, 2025, June 30, 2025, September 30, 2025 and December 31, 2025, an amount equal to 1.0% of the outstanding aggregate principal amount of the Second Out Loans (after giving effect to capitalized PIK Interest), and (B) commencing with the Fiscal Quarter ending on March 31, 2026, in consecutive quarterly installments to be paid on the last day of each Fiscal Quarter of Borrower, an amount equal to 2.0% of the outstanding aggregate principal amount of the Second Out Loans (after giving effect to capitalized PIK Interest), and (ii) on the Second Out Maturity Date all accrued and unpaid principal (after giving effect to capitalized PIK Interest) and interest (including any accrued but uncapitalized PIK Interest) on the principal amounts of the Second Out Loans, and any fees payable pursuant to Section 2.06.; provided that, notwithstanding anything in the foregoing to the contrary, for the Fiscal Quarter of Borrower ending September 30, 2025, the 1.0% of principal due on such date shall be deferred until, and payable on, the Second Out Maturity Date.

(b)
Borrower shall repay in cash to the Administrative Agent (for the ratable account of the Lenders in respect of the First Out Loans), (i) on and after the Twenty-Second Amendment Effective Date (A) in a quarterly installment to be paid on March 31, 2025, an amount equal to $700,000, ~~and~~ (B) in a quarterly installment to be paid on June 30, 2025, an amount equal to $575,000, (C) in a quarterly installment to be paid on September 30, 2025, an amount equal to $250,000, and (D) commencing with the Fiscal Quarter ending on ~~June 30~~December 31, 2025, in consecutive quarterly installments to be paid on the last day of each Fiscal Quarter of Borrower, an amount equal to $575,000, and (ii) on the First Out Maturity Date all accrued and unpaid principal (after giving effect to capitalized PIK Interest) and interest (including any accrued but uncapitalized PIK Interest) on the principal amounts of the First Out Loans, and any fees payable pursuant to Section 2.06.
(c)
On the Third Out Maturity Date, Borrower shall repay in cash to the Administrative Agent (for the ratable account of the Lenders in respect of the Third Out Loans (other than the Twenty-First Amendment Term Loans)), all accrued and unpaid principal (after giving effect to capitalized PIK Interest) and interest (including any accrued but uncapitalized PIK Interest) on the principal amounts of the Third Out Loans (other than the Twenty-First Amendment Term Loans), and any fees payable pursuant to Section 2.06.
(d)
On the Twenty-First Amendment Term Loan Maturity Date, Borrower shall repay in cash to the Administrative Agent (for the ratable account of the Lenders in respect of the Twenty-First Amendment Term Loans), all accrued and unpaid principal (after giving effect to capitalized PIK Interest) and interest (including any accrued but uncapitalized PIK Interest) on the principal amounts of the Twenty-First Amendment Term Loans, and any fees payable pursuant to Section 2.06.

Section 2.05. Interest. (a) Subject to the provisions of Section 2.05(c), (X) the Initial Loans shall bear interest on the outstanding principal amount thereof for each Interest Period in an amount equal to (i) on and prior to the First Amendment Effective Date, 6.00% per annum and (ii) after the First Amendment Effective Date and on and prior to the Tenth Amendment Effective Date, 10.00% per annum, in each case, payable-in-kind in lieu of cash payment (“PIK Interest”) and (Y) the Second Out Loans shall bear interest on the outstanding principal amount thereof for each Interest Period in an amount equal to the Contract Rate; provided that, a portion of the amount of interest accrued thereon shall be payable in cash at the Second Out Loan Cash Pay Rate and a portion of the amount of interest accrued thereon shall be payable-in-kind in lieu of cash payment at the Second Out Loan PIK Rate, in each case, in accordance with the terms of this Agreement; provided further that the amount of interest accrued for the Interest Period ending on September 30, 2025 shall be payable-in-kind in lieu of cash payment at the Contract Rate.

(b)
Subject to the provisions of Section 2.05(c), (i) the First Out Loans shall bear interest on the outstanding principal amount thereof for each Interest Period in an amount equal to the First Out Loan Cash Pay Rate,; provided that the amount of interest accrued for the Interest Period ending September 30, 2025 shall be payable-in-kind in lieu of cash payment, (ii) [reserved], and (iii) the Third Out Loans shall bear interest on the outstanding principal amount thereof for each Interest Period in an amount equal to the Third Out Loan PIK Rate, which shall be payable-in-kind in lieu of cash payment at in accordance with the terms of this Agreement.

(c)
Commencing upon the occurrence and during the continuance of any Event of Default, Borrower shall pay interest on (i) the principal amount of the Loans and (ii) to the extent then due and payable all other outstanding Obligations hereunder, in cash, equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest to the fullest extent permitted by applicable Laws) shall be due and payable upon demand.
(d)
Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. All PIK Interest shall accrue and be added and capitalized to the outstanding principal balance of the Loans on each Interest Payment Date, and the principal amount of the Loans shall be increased by such PIK Interest amount for all purposes under the Loan Documents. Interest hereunder shall be due and payable in accordance with the terms hereof before and after any judgment.
(e)
The Borrower agrees that the Seventeenth Amendment Term Loans made on the Seventeenth Amendment Effective Date shall be made to the Borrower with an original issue discount equal to $1,315,789.47 (“OID”). All principal, interest, fees and other Obligations outstanding hereunder shall accrue and be payable on the full aggregate principal amount of the Commitments as if the Seventeenth Amendment Term Loans made on the Seventeenth Amendment Effective Date were made without giving effect to the OID.

Section 2.06. Fees. (a) Borrower shall pay to the Agents a non-refundable annual administration fee equal to $35,000 for agency services provided under this Agreement. This fee shall be in all respects fully earned, due and paid-in-kind by Borrower on the Effective Date and on each anniversary of the Effective Date during the term of this Agreement by adding and capitalizing the full amount of such fee to the outstanding principal balance of the Loans and the principal amount of the Loans shall be increased by such fee amount for all purposes under the Loan Documents. For the avoidance of doubt, the annual administration fee shall be payable in addition to any amounts payable to the Administrative Agent pursuant to Section 10.04.

(b)
Borrower shall pay to the Administrative Agent, (w) for the ratable account of the Lenders in respect of the 2021 Loans, an exit fee equal to (i) 150% of the principal amount of the 2021 Loans (other than the Sixth Amendment Term Loans, Seventh Amendment Term Loans and Eighth Amendment Term Loans) advanced to the Borrower pursuant to the terms hereof plus (ii) 200% of the principal amount of the Sixth Amendment Term Loans, Seventh Amendment Term Loans and Eighth Amendment Term Loans advanced to the Borrower pursuant to the terms hereof, which shall be due and paid-in-kind by the Borrower on the 10th Amendment Effective Date by adding and capitalizing the full amount of such fee to the outstanding principal balance of the Second Out Loans and the principal amount of the Second Loans shall be increased by such fee amount for all purposes under the Loan Documents, (x) for the ratable account of the Lenders in respect of the First Out Loans and the Third Out Loans (other than the Twenty-First Amendment Term Loans), an exit fee equal to 5% of the principal amount of the First Out Loans and the Third Out Loans (other than the Twenty-First Amendment Term Loans) advanced to the Borrower pursuant to the terms hereof, which shall be paid in cash by the Borrower on the First Out Maturity Date, (y) [reserved] and (z) for the ratable account of the Lenders in respect of the Twenty-First Amendment Term Loans, an exit fee equal to 5% of the principal amount of the Twenty-First Amendment Term Loans advanced to the Borrower pursuant to the terms hereof, which shall be paid in cash by the Borrower on the Twenty-First Amendment Term Loan Maturity Date.

Section 2.07. Computation of Interest and Fees. All computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which such Loan is made, and shall not accrue on such Loan, or any portion thereof, for the day on which such Loan or such portion is paid; provided that any such Loan that is repaid on the same day on which it is made shall bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.08. Evidence of Indebtedness. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender. The accounts or records maintained by each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

(b)
Entries made in good faith by each Lender in its account or accounts pursuant to Section 2.08(a), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from Borrower to such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of such Lender to make an entry, or any finding that an entry is incorrect, in such account or accounts shall not limit or otherwise affect the obligations of Borrower under this Agreement and the other Loan Documents.

Section 2.09. Payments Generally. (a) All payments to be made by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office and in immediately available funds not later than 3:00 p.m. (New York City time) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Applicable Lending Office. All payments received by the Administrative Agent after 3:00 p.m. (New York City time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)
If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that if such extension would cause payment of interest on or principal of the Loans to be made in the next succeeding Fiscal Quarter, such payment shall be made on the immediately preceding Business Day.
(c)
Unless Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:
(i)
if Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate; and
(ii)
if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Rate. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, then in the event the Administrative Agent has funded a Loan in advance of receipt of funds from a defaulting Lender or otherwise made a payment to Borrower on behalf of such defaulting Lender, the Administrative Agent may make a demand therefor upon Borrower and Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or Borrower may have against any Lender as a result of any default by a Lender hereunder.

A notice by the Administrative Agent to any Lender or Borrower with respect to any amount owing under this Section 2.09(c) shall be conclusive, absent manifest error.

(d)
If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to Borrower by the Administrative Agent because the conditions to the Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(e)
The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan shall not relieve any other Lender of its corresponding obligation to do so on such date, and neither the Administrative Agent nor any Lender shall be responsible for the failure of any other Lender to make its Loan.
(f)
Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(g)
Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in the applicable provisions of Section 2.03(e) or Section 8.03. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the Outstanding Amount of all Loans outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

Section 2.10. Sharing of Payments. If, other than as expressly provided elsewhere herein (including, without limitation, in Section 10.07), any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and

(b)
purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing

Lender in respect of the total amount so recovered, without further interest thereon. Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. Each Lender that purchases a participation pursuant to this Section 2.10 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

Section 2.11. [Reserved].

Section 2.12. Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.01(a) or (b), the consent of Administrative Agent and Required Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained, then, with respect to such Non-Consenting Lender, Administrative Agent may, by giving written notice to Borrower and any Non-Consenting Lender of its election to do so, elect to cause such Non-Consenting Lender (and such Non-Consenting Lender hereby irrevocably agrees) to assign its outstanding Loans in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.07 and such Non-Consenting Lender shall pay any fees payable thereunder in connection with such assignment; provided, (i) on the date of such assignment, the Replacement Lender shall pay to the Non-Consenting Lender an amount equal to the sum of an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Non-Consenting Lender; and (ii) each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Lender was a Non-Consenting Lender. Upon the prepayment of all amounts owing to any Non-Consenting Lender, such Non-Consenting Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Non-Consenting Lender to indemnification hereunder shall survive as to such Non-Consenting Lender.

Article III

Taxes, Increased Costs Protection and Illegality

Section 3.01. Taxes.

(a)
Defined Terms. For purposes of this Section 3.01, the term “applicable law” includes FATCA.
(b)
Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)
Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)
Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)
Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)
Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.01, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)
Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and the Administrative Agent, at the time or times reasonably requested by Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or the Administrative Agent as will enable Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)
Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Borrower:
(A)
any Lender that is a U.S. Person shall deliver to Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent), whichever of the following is applicable:

(1)
in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN (or W-8BEN-E, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN (or W-8BEN-E, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)
executed copies of IRS Form W-8ECI;

(3)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN (or W-8BEN-E, as applicable); or
(4)
to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN (or W-8BEN-E, as applicable), a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;
(C)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)
if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or the Administrative Agent as may be necessary for Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)
Treatment of Certain Refunds. If any party determines, in its reasonable discretion, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)
Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 3.02. Illegality. (a) If any Lender determines that any Law has made it unlawful, or that any Governmental Authority that is a court, statutory board or commission has asserted that it is unlawful, for any Lender or its Applicable Lending Office to make, maintain or fund the Loans (and, in the reasonable opinion of such Lender, the designation of a different lending office would either not avoid such unlawfulness or would be materially disadvantageous to such Lender), then such Lender shall promptly notify Borrower thereof following which (a) the Lender’s Commitment shall be suspended until such time as such Lender may again make and maintain the Loans hereunder and (b) if such Law shall so mandate, the Loans held by such Lender shall be prepaid by Borrower on or before such date as shall be mandated by such Law in an amount equal to 100% of the aggregate principal amount of Loans held by such Lender, plus any accrued but unpaid interest on the aggregate principal amount of the Loans being prepaid.

(b)
If any provision of this Agreement or any of the other Loan Documents would obligate Borrower to make any payment of interest with respect to the Facility or other amount payable to the Administrative Agent or any Lender in an amount or calculated at a rate which would be prohibited by any Law then, notwithstanding such provision, such amount or rates shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by any applicable law or so result in a receipt by the Administrative Agent or such Lender of interest with respect to its Loans and Commitments at a criminal rate, such adjustment to be effected, to the extent necessary, as follows:
(i)
first, by reducing the amount or rate of interest required to be paid to the Administrative Agent or the affected Lender under Section 2.05; and
(ii)
thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Administrative Agent or the affected Lender which would constitute interest with respect to the Loans or Commitments for purposes of any applicable law.

Section 3.03. Increased Cost and Reduced Return; Capital Adequacy. (a) If any Lender reasonably determines that as a result of any Change in Law there shall be any increase in the cost to such Lender agreeing to make, making or maintaining any Loan, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.03(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes or (iii) Other Connection Taxes), then from time to time within fifteen (15) days after written demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.04), Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b)
If any Lender reasonably determines that the introduction of any Law regarding (i) capital adequacy or any change therein or in the interpretation thereof or (ii) liquidity requirement, or in each case any change therein or in the interpretation thereof with which such Lender (or its Applicable Lending Office) is required to comply, in each case after the date hereof, would have the effect of reducing the rate of return on the capital of such Lender, or any corporation controlling such Lender, to a level below that which such Lender, or the corporation controlling such Lender, could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of any corporation controlling such Lender with respect to capital adequacy) as a consequence of such Lender’s obligations hereunder, then from time to time upon written demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.04), Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) days after receipt of such demand.
(c)
Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.03 shall not constitute a waiver of such Lender’s right to demand such compensation.
(d)
If any Lender requests compensation under this Section 3.03, then such Lender will, if requested by Borrower, use commercially reasonable efforts to designate another Applicable Lending Office for any Loan affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its

Applicable Lending Office(s) to suffer no material economic, legal or regulatory disadvantage; and provided further that nothing in this Section 3.03(d) shall affect or postpone any of the Obligations of Borrower or the rights of such Lender pursuant to Section 3.03(a), (b) or (c).

Section 3.04. Matters Applicable to All Requests for Compensation. The Administrative Agent or any Lender claiming compensation under this Article III shall deliver a certificate to Borrower setting forth the additional amount or amounts to be paid to it hereunder, which shall be conclusive absent manifest error. In determining such amount, the Administrative Agent or such Lender, as the case may be, may use any reasonable averaging and attribution methods. With respect to any Lender’s claim for compensation under Section 3.01, Section 3.02 or Section 3.03, Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies Borrower of the event that gives rise to such claim; provided that if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 3.05. Survival. All of Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

Article IV

Conditions Precedent

Section 4.01. Conditions to the Effective Date. The obligation of each Lender to amend and restated the Existing Credit Agreement and continue the Loans hereunder on the Effective Date is subject to satisfaction or waiver in writing by the Lenders of the following conditions precedent:

(a)
The Administrative Agent’s receipt of the following, each properly executed by a Responsible Officer of the signing Loan Party, and each in form and substance satisfactory to the Administrative Agent and its legal counsel:
(i)
duly executed counterparts of this Agreement, the Guaranty, the Securities Pledge Agreement, each Security Agreement Supplement, each Intellectual Property Security Agreement Supplement, and the other Loan Documents by each Loan Party, the Administrative Agent, the Collateral Agent and Lenders, as applicable;
(ii)
such certificates or resolutions or other corporate action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Effective Date;

(iii)
(A) Organization Documents of each Loan Party and (B) good standing certificates or certificates of status, as applicable, as of a date reasonably proximate to the Effective Date, from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation;
(iv)
a certificate attesting to the Solvency of the Loan Parties (taken as a whole) on the Effective Date after giving effect to the Transaction and the other transactions contemplated hereby and thereby, from the chief financial officer of the Parent in substantially the form of Exhibit I hereto;
(v)
copies of a recent Lien and judgment search in each jurisdiction reasonably requested by the Collateral Agent with respect to the Loan Parties together with evidence that, upon satisfaction of the conditions precedent contained in any applicable payoff letters, all existing Liens (other than Permitted Liens) will be terminated and released and all actions required to terminate and release such Liens have been satisfactorily taken or will be capable of being satisfactorily undertaken substantially simultaneously with the closing of the Transaction; and
(vi)
an opinion by Dickinson Wright PLLC, counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.
(b)
As of the Effective Date, after giving effect to the Transaction, the Loan Parties will have no indebtedness other than the Facility and any Surviving Indebtedness specified on Schedule 7.03(b). All amounts due or outstanding in respect of the Fast Pay Indebtedness and any other Indebtedness other than the Facility and any Surviving Indebtedness specified on Schedule 7.03(b) shall have been repaid in full, all commitments (if any) in respect thereof terminated, all guarantees (if any) thereof discharged and released and all security therefor (if any) released, together with all fees and other amounts owing thereon, or documentation in form and substance reasonably satisfactory to the Administrative Agent to effect such release upon such repayment and termination shall have been delivered to the Administrative Agent.
(c)
In order to create in favor of Collateral Agent, for the benefit of the Lenders, a valid, perfected first priority security interest in the personal property Collateral, Collateral Agent shall have received:
(i)
(A) to the extent applicable, updated schedules to this Agreement and (B) evidence satisfactory to Collateral Agent of the compliance by each Loan Party of their obligations under the Collateral Documents (including, without limitation, their obligations to authorize or execute, as the case may be, and deliver UCC financing statements, originals of securities, instruments and chattel paper, deposit account control agreements and any agreements governing securities accounts as provided therein);

(ii)
a completed Collateral Questionnaire dated as of the Effective Date and executed by a Responsible Officer of each Loan Party, together with all attachments contemplated thereby, including (A) the results of a recent search, by a Person satisfactory to Collateral Agent, of all effective UCC financing statements (or equivalent filings) made with respect to any personal or mixed property of any Loan Party in the jurisdictions specified in the Collateral Questionnaire, together with copies of all such filings disclosed by such search, and (B) UCC termination statements (or similar documents) duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search (other than any such financing statements in respect of Permitted Liens); and
(iii)
evidence that each Loan Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument (including without limitation, (i) a landlord personal property collateral access agreement executed by the landlord of any leasehold property and by the applicable Loan Party, and (ii) any intercompany notes evidencing Indebtedness permitted to be incurred pursuant to Section 7.03(i)) and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Collateral Agent.
(d)
The CL Media Acquisition Agreement shall have become effective and Parent shall have purchased 100% of the Equity Interests of Borrower.
(e)
The Administrative Agent shall have received reasonably satisfactory evidence of insurance required to be maintained pursuant to Section 6.07 and the Collateral Agent shall be named as an additional loss payee and additional insured, as applicable, thereunder.
(f)
The representations and warranties of Borrower contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the Effective Date (before and after giving effect to any Credit Extension made or deemed made on the Effective Date); provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
(g)
No Default or Event of Default exists or would result from the Credit Extension made or deemed made on the Effective Date or from the application of the proceeds therefrom.

(h)
The Lenders shall have received on or prior to the Effective Date all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act and customary management background checks, in order to allow the Lenders to comply therewith, in each case, to the extent requested at least five (5) Business Days prior to the Closing Date.

Article V

Representations and Warranties

Borrower represents and warrants to the Agents and the Lenders that:

Section 5.01. Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its Subsidiaries (a) is duly incorporated, organized or formed, and validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent such concept exists in such jurisdiction), (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (to the extent such concept exists) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted, except, with respect to the foregoing clauses (c), (d) and (e), as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

Section 5.02. Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transaction, (a) are within such Loan Party’s corporate or other powers, (b) have been duly authorized by all necessary corporate or other organizational action, and (c) do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) except as set forth on Schedule 5.02, conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under (x) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries, (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject or (z) any Material Agreement, or (iii) violate any material applicable Law.

Section 5.03. Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Collateral Agent, the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral

Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which are set forth on Schedule 5.03 or have been duly obtained, taken, given or made and are in full force and effect and (iii) such approvals, consents, exemptions, authorizations, actions, notices and filings the failure to obtain or make would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

Section 5.04. Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.

Section 5.05. No Material Adverse Effect. Since December 31, 2019, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

Section 5.06. Litigation. There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or its Subsidiaries, including any Environmental Action, pending or threatened before any Governmental Authority or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the Transaction.

Section 5.07. Ownership of Property; Liens. (a) Each Loan Party and its Subsidiaries is the legal and beneficial owner of the Collateral pledged by it free and clear of any Lien, except for Permitted Liens.

(b)
Each Loan Party and each of its Subsidiaries has good and marketable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property used in the ordinary conduct of its business, free and clear of all Liens except for defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Permitted Liens and except where the failure to have such title or other interest would not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 5.07(b) hereto is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries, showing, as of the date hereof, the street address, state and any other relevant jurisdiction, record owner and fair market value. Set forth on Schedule 5.07(b) hereto is a complete and accurate list of all leases of real property under which any Loan Party or any Subsidiary is the tenant, showing as of the date hereof the street address, state and any other relevant jurisdiction, parties thereto, sublessee (if any), expiration date and annual base rental cost thereof.

(c)
Except for the properties set forth on Schedule 5.07(b), as of the Effective Date, no Loan Party or any of its Subsidiaries owns or leases any Material Real Property.

Section 5.08. Perfection of Security Interests. Upon the making of the filings and taking of the other actions set forth on Schedule 5.08, all filings and other actions necessary to perfect the security interest in the Collateral created under the Collateral Documents have been duly made or taken and are in full force and effect, and the Collateral Documents create in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected security interest in the Collateral, securing the payment of the Secured Obligations, and having priority over all other Liens on the Collateral except in the case of (a) non-consensual Liens permitted under Section 7.01, to the extent any such Liens would have priority over the Liens in favor of the Collateral Agent pursuant to any applicable Law and (b) Liens not required to be perfected by control or possession pursuant to the Collateral and Guaranty Requirement to the extent that all filings and other actions necessary or desirable to perfect such security interest have been duly taken.

Section 5.09. Reserved.

Section 5.10. Taxes. (a) Each of the Loan Parties has timely filed all income and all other material tax returns and reports required to be filed, and has timely paid all Taxes (whether or not shown on such tax returns or reports) and all other amounts of federal, provincial, state, municipal, foreign and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are set forth on Schedule 5.10 or are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP.

(b)
Except as set forth on Schedule 5.10 or as would not, individually or in the aggregate, be reasonably likely to result in liability to any Loan Party in excess of the Threshold Amount, (i) there are no claims being asserted in writing with respect to any amounts of taxes, (ii) there are no presently effective waivers or extensions of statutes in writing with respect to any amounts of taxes, and (iii) no tax returns are being examined by, and no written notification of intention to examine has been received from, the Internal Revenue Service or any other taxing authority, in each case, with respect to the Loan Parties.
(c)
No Loan Party is party to any tax sharing agreement other than with an Affiliate included in a consolidated or combined tax return, provided that any such tax sharing agreement shall be subject to the restrictions in Section 7.08.

Section 5.11. Compliance with ERISA. (a) Each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws, except as is not, either individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(b)
(i) No ERISA Event has occurred or is reasonably expected to occur; (ii) none of the Loan Parties or any of their Subsidiaries has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 et seq. or 4243 of ERISA with respect to a Multiemployer Plan; and (iii) none of the Loan Parties has engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA, except, in each case, which would not be reasonably likely to result in liability to any Loan Party in excess of the Threshold Amount.

Section 5.12. Labor Matters. There are no strikes pending or threatened against the Loan Parties that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, be reasonably likely to result in liability to any Loan Party in excess of the Threshold Amount, the (i) hours worked and payments made to employees of the Loan Parties have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable Law dealing with such matters and (ii) all material payments due from the Loan Parties or for which any claim may be made against the Loan Parties, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Loan Parties to the extent required by GAAP. The consummation of the Transaction will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party (or any predecessor) is bound, other than collective bargaining agreements that, individually or in the aggregate, are not material to the Loan Parties.

Section 5.13. Insurance. The assets and properties of the Loan Parties and their Subsidiaries are insured in the manner contemplated by Section 6.07.

Section 5.14. Subsidiaries; Equity Interests. As of the date hereof and the date of delivery of any supplemental Schedules pursuant to Section 6.02(c) and Section 6.11, none of the Loan Parties have any Subsidiaries other than those specifically disclosed in Schedule 5.14, and all of the outstanding Equity Interests in each such Person and each such Subsidiary have been validly issued, are fully paid and non-assessable. As of the date hereof and the date of delivery of any supplemental Schedules pursuant to Section 6.02(c) and Section 6.11, Schedule 5.14 (a) sets forth the name and jurisdiction of organization of each Subsidiary of each of the Loan Parties, (b) sets forth the ownership interest of each Loan Party and each of its Subsidiaries in each of their respective Subsidiaries, including the percentage of such ownership and (c) identifies each Person the Equity Interests of which are required to be pledged pursuant to the Collateral and Guaranty Requirement and Section 6.11.

Section 5.15. Margin Regulations; Investment Company Act; PATRIOT Act. (a) None of the Loan Parties or any of their Subsidiaries is engaged nor will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowing will be used for any purpose that violates Regulation U issued by the FRB.

(b)
None of the Loan Parties or any of their Subsidiaries or any Person controlling such Loan Party or any of its Subsidiaries is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.
(c)
None of the Loan Parties or any of their Subsidiaries is in material violation of any applicable laws relating to money laundering, including the PATRIOT Act, or terrorism, including Executive Order No. 13224 on Terrorist Financing, effective September 23, 2001, and the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R. Subtitle B, Chapter V, as amended), or any enabling legislation or executive order relating thereto. None of the Loan Parties or any of their Subsidiaries has used or shall use the proceeds of the Loans in violation of any of the foregoing statutes.

(d)
No Loan Party (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner that violates Section 2 of such executive order, or (iii) is a person on the list of “Specially Designated Nationals and Blocked Persons” or subject to blocking or specific trade restrictions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or implementing executive order.

Section 5.16. Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of the Loan Parties to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains when furnished any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that with respect to projections and other forward-looking information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

Section 5.17. Intellectual Property. As of the date hereof and the date of delivery of any supplemental Schedules pursuant to Section 6.02(c) and Section 6.11, set forth on Schedule 5.17 is a complete and accurate list of all Registered patents, trademarks, service marks, domain names and copyrights, owned by the Loan Parties as of such date, showing as of such date the jurisdiction in which each such item of Registered Intellectual Property is registered or in which an application is pending and the registration or application number. Each Loan Party owns or has the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, know-how, technology and other intellectual property recognized under applicable Law (collectively, “Intellectual Property”) that are material to the operation of their respective businesses as currently conducted and, to the knowledge of the Loan Parties, the use of such Intellectual Property by such Person or the operation of their respective businesses is not infringing upon any Intellectual Property rights held by any other Person except as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

Section 5.18. Solvency. After giving effect to the Transaction and the other transactions contemplated hereby, the Loan Parties are, on a consolidated basis, Solvent.

Section 5.19. Material Agreements. Schedule 5.19 contains a true, correct and complete list of all the Material Agreements in effect on the Effective Date, which, together with any updates provided pursuant to Section 6.03(l), are in full force and effect and, to Borrower’s knowledge, no defaults currently exist thereunder (other than as described in Schedule 5.19 or in such updates).

Section 5.20. Big Village Transactions.

(a)
The Big Village Acquisition has been consummated pursuant to the terms of the Big Village Purchase Documents and in compliance in all material respects with all applicable laws. The Loan Parties have provided to the Administrative Agent complete copies of the Big Village Purchase Documents, including all schedules, exhibits and disclosure letters referred to therein or delivered pursuant thereto, if any, and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the term thereof. None of such agreements and documents has been amended or supplemented, nor have any of the provisions thereof which are material to the interests of the Lenders, been waived, except pursuant to a written agreement which has heretofore been delivered to the Administrative Agent.
(b)
All transactions contemplated by the Big Village Chapter 11 Sale Order to be consummated on the Seventeenth Amendment Effective Date have been consummated. The Loan Parties have provided to the Administrative Agent complete copies of the Big Village Chapter 11 Sale Documents, including all schedules, exhibits and disclosure letters referred to therein or delivered pursuant thereto, if any, and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the term thereof. None of such agreements and documents has been amended or supplemented, nor have any of the provisions thereof which are material to the interests of the Lenders, been waived, except pursuant to a written agreement which has heretofore been delivered to Agent.

Article VI

Affirmative Covenants

So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, each Loan Party shall and shall cause each Subsidiary to:

Section 6.01. Financial Statements. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a)
Monthly Financial Statements. As soon as available, and in any event within thirty (30) days after the end of each Fiscal Month of each Fiscal Year (including the Fiscal Month ending December 31, 2021, and beginning with the Fiscal Month ending May 31, 2021), the consolidated and consolidating balance sheets of Parent and its Subsidiaries as at the end of such Fiscal Month and the related consolidated (and with respect to statements of income, consolidating) statements of income, Shareholders’ Equity and cash flows of Parent and its Subsidiaries for such Fiscal Month, a statement of profits and losses organized by business unit for such Fiscal Month, and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Month and a Narrative Report with respect thereto and any other operating reports prepared by management for such period;
(b)
Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each Fiscal Quarter of each Fiscal Year (including the fourth Fiscal Quarter) (other than in respect of the Fiscal Quarters ending September 30, 2021, in which case, sixty (60) days), the consolidated and consolidating balance sheets of Parent and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated (and with respect to statements of income, consolidating) statements of income, Shareholders’ Equity and cash flows of Parent and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter and a Narrative Report with respect thereto and any other operating reports prepared by management for such period; provided that, Parent’s filing of a Quarterly Report on Form 10-Q with the SEC shall be deemed to satisfy the requirements of this Section 6.01(b) on the date on which such report is first available via the SEC’s EDGAR system or a successor system related thereto; and
(c)
Annual Financial Statements. As soon as available, and in any event within one hundred twenty (120) days after the end of each Fiscal Year (other than in respect of the Fiscal Year ending December 31, 2020, in which case no later than September 30, 2021), (i) the consolidated and consolidating balance sheets of Parent and its Subsidiaries as at the end of such Fiscal Year and the related consolidated (and with respect to statements of income, consolidating) statements of income, Shareholders’ Equity and cash flows of Parent and its Subsidiaries for such Fiscal Year and a Narrative Report with respect thereto and any other operating reports prepared by management for such period; and (ii) with respect to such consolidated financial statements a report thereon of an independent certified public accountants of recognized national standing selected by Parent, and reasonably satisfactory to Administrative Agent, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Parent and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) together with a written statement by such independent certified public accountants stating (1) that their audit examination has included a review of the terms of the Loan Documents and (2) whether, in connection therewith, any condition or event that constitutes a Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof (such report shall also include (x) a detailed summary of any audit adjustments; (y) a reconciliation of any audit adjustments or reclassifications to the previously provided monthly or quarterly financials; and (z) restated monthly or quarterly financials for any impacted periods); provided that, Parent’s filing of a Yearly Report on Form 10-K with the SEC shall be deemed to satisfy the requirements of this Section 6.01(c) on the date on which such report is first available via the SEC’s EDGAR system or a successor system related thereto.

Section 6.02. Certificates; Reports; Other Information. Promptly deliver to the Administrative Agent for further distribution to each Lender:

(a)
promptly after the same are publicly available, press releases and other statements made available generally by any Loan Party to the public concerning material developments in the business of the Loan Parties;
(b)
promptly after the receipt or furnishing thereof, copies of any material requests or material notices received by any Loan Party or any of its Subsidiaries (other than in the ordinary course of business) in respect of any instrument, indenture, loan or credit or similar agreement relating to Indebtedness in excess of the Threshold Amount;
(c)
together with the delivery of the financial statements required pursuant to Section 6.01(b), (i) a description of each event, condition or circumstance during the last Fiscal Quarter requiring a prepayment under Section 2.03(b), (ii) a list of Subsidiaries as of the date of delivery of such financial statements or a confirmation that there is no change in such information since the later of the Effective Date or the date of the last such list and (iii) a report supplementing Schedules 5.07(b) and 5.17 and Schedules I and IV of the Security Agreement;
(d)
promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request; and
(e)
true and complete copies of other material documents delivered or received by Parent or any other Loan Party pursuant to the terms of the Big Village Purchase Documents.

Documents required to be delivered pursuant to Section 6.01 or Section 6.02 shall be delivered electronically to the Administrative Agent for further distribution to each Lender; provided that upon written request by the Administrative Agent, Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent. Each Lender shall be solely responsible for timely accessing electronically provided documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents. Notwithstanding the foregoing, Parent’s filing of notice of any event described in Section 6.02 with the SEC shall be deemed to satisfy the requirements of this Section 6.02 on the date on which such report is first available via the SEC’s EDGAR system or a successor system related thereto.

Section 6.03. Notice Requirements; Other Information. (i) Promptly after a Responsible Officer obtains knowledge thereof, notify the Administrative Agent of each of the following events or circumstances, and, (ii) as soon as available, provide to the Administrative Agent, for prompt further distribution to each Lender, the following information and documents:

(a)
the occurrence of any Default, which notice shall specify the nature thereof, the period of existence thereof and what action Borrower has taken or proposes to take with respect thereto;

(b)
the occurrence of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect;
(c)
the commencement of, or any material development in, any litigation or governmental proceeding (including without limitation pursuant to any applicable Environmental Law) pending against any Loan Party that would reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Effect;
(d)
the occurrence of any ERISA Event above the Threshold Amount or the breach of any representation in Section 5.12;
(e)
the occurrence of any event triggering a Collateral and Guaranty Requirement under Section 6.11;
(f)
any information with respect to environmental matters as required by Section 6.04(b);
(g)
copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any instrument, indenture, loan or credit or similar agreement relating to Indebtedness in excess of the Threshold Amount regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect and copies of any amendment, modification or waiver of any provision of any such instrument, indenture, loan or credit or similar agreement relating to any Indebtedness in excess of the Threshold Amount and, from time to time upon request by the Administrative Agent, such information and reports regarding such instruments, indentures and loan and credit and similar agreements relating to any Indebtedness in excess of the Threshold Amount as the Administrative Agent may reasonably request;
(h)
a tax event or liability not previously disclosed in writing by Borrower to the Administrative Agent which would reasonably be expected to result in a breach of Section 5.10, together with any other information as may be reasonably requested by the Administrative Agent to enable the Administrative Agent to evaluate such matters;
(i)
any change (i) in any Loan Party’s corporate name, (ii) any Loan Party’s identity and corporate structure, (iii) any Loan Party’s taxpayer identification number or (iv) any Loan Party’s location. Borrower agrees that it will not, and will not permit Parent or any of its Subsidiaries to, permit or make any change referred to in this Section 6.03(j) unless it has notified the Collateral Agent in writing, by executing and delivering to the Collateral Agent a completed Security Agreement Supplement, Securities Pledge Agreement Supplement and/or other security agreements requested by Collateral Agent in writing at least twenty (20) days prior to any such change or establishment, identifying such new proposed corporate name, identity, corporate structure, tax identification number or location of business and providing such other information in connection therewith as the Collateral Agent may reasonably request;
(j)
immediately upon the discovery of any inaccuracy, miscalculation or misstatement contained in any certificate provided for any period that affects any financial or other calculations, representations or warranties or other statements impacting any provision of this Agreement and any other Loan Document in any material respect, notice of such inaccuracy, miscalculation or misstatement together with an updated certificate including the corrected information, calculation or statement, as applicable;
(k)
each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 6.01(c), Borrower shall deliver to Collateral Agent an officer’s certificate either (i) confirming that there has been no change in such information since the date of the Collateral Questionnaire delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and/or identifying such changes, or (ii) certifying that all UCC financing statements (including fixtures filings, as applicable) or other appropriate filings, recordings or registrations, have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified in the Collateral Questionnaire or pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Collateral Documents for a period of not less than eighteen (18) months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period); and
(l)
notice of any (i) default (after giving effect to any grace periods) under or termination of, (ii) amendment, restatement or other modification to, or (iii) any notice in connection with, the Big Village Transition Services Agreement.

Notwithstanding the foregoing, Parent’s filing of notice of any event described in Section 6.03 with the SEC shall be deemed to satisfy the requirements of this Section 6.03 on the date on which such report is first available via the SEC’s EDGAR system or a successor system related thereto.

Section 6.04. Environmental Matters. (a) To the extent the failure to do so would be reasonably likely, individually or in the aggregate, to result in liability to any Loan Party in excess of the Threshold Amount, (i) comply and cause each of its Subsidiaries and take all commercially reasonable efforts to cause all lessees and other Persons operating or occupying any Material Real Property to comply with all applicable Environmental Laws and Environmental Permits; (ii) obtain and renew, and cause each of its Subsidiaries to obtain, maintain and timely renew, all Environmental Permits required under Environmental Laws for its operations and properties; and (iii) conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action required to remove and clean up all Releases or threatened Releases of Hazardous Materials from any of its properties, as required under, and in accordance with the requirements of all Environmental Laws; provided, however, that none of the Loan Parties shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and, to the extent required by GAAP, appropriate reserves are being maintained with respect to such circumstances.

(b)
Environmental Reporting Requirements. Promptly, and in any event within ten (10) Business Days, after a Responsible Officer obtains knowledge thereof, notify the Administrative Agent of or, deliver to the Administrative Agent, for further distribution to each Lender copies of any and all material, non-privileged written communications and material, non-privileged documents concerning:
(i)
any Environmental Action against or of any non-compliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that would (1) reasonably be expected to result in a liability to any Loan Party in excess of the Threshold Amount or (2) cause any Mortgaged Properties to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law;
(ii)
to the extent any of the following is reasonably expected to result in a liability to any Loan Party in excess of the Threshold Amount: (1) any occurrence of any release or threatened release of Hazardous Materials required to be reported to any Governmental Authority under applicable Environmental Law, (2) any remedial actions taken by any Loan Party or its Subsidiaries in respect of any such release or threatened release that would reasonably be expected to result in an Environmental Action or (3) the Loan Parties’ discovery of any occurrence of or condition on any real property adjoining or in the vicinity of any site or facility that would be reasonably expected to cause such site or facility or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;
(iii)
to the extent reasonably expected to result in a liability to any Loan Party in excess of the Threshold Amount, any action proposed to be taken by any Loan Party to modify current operations in a manner that would reasonably be expected to subject the Loan Parties to any material additional obligations or requirements under Environmental Laws;
(iv)
the good faith belief that a release of Hazardous Materials, or a violation of Environmental Law reasonably likely to result in a fine or penalty in excess of the Threshold Amount, has occurred on or after the Effective Date, and within sixty (60) days after such request and at the expense of Borrower, any additional environmental site assessment reports for any of its or its Subsidiaries’ properties described in such request prepared by an environmental consulting firm acceptable to the Administrative Agent, indicating the presence or absence of such Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any such Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent reasonably determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may, with prior written notice to Borrower, retain an environmental consulting firm to prepare such report at the expense of Borrower, and Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grants at the time of such request to the Administrative Agent, the Lenders, such firm and any agents or representatives thereof, the right, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment; and
(v)
any such other documents and information related to the matters referenced in the foregoing clauses (i) through (iv) as the Administrative Agent may reasonably request from time to time.

Section 6.05. Maintenance of Existence. (a) Preserve, renew and maintain in full force and effect its legal existence, structure and name under the Laws of the jurisdiction of its organization and (b) take all commercially reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except pursuant to a transaction permitted by Section 7.04 and Section 7.05.

Section 6.06. Maintenance of Properties. To the extent the failure to do so would be reasonably likely to have a Material Adverse Effect, maintain, preserve and protect all of its material properties and equipment that are used or useful in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and make all commercially reasonable and appropriate repairs, renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof.

Section 6.07. Maintenance of Insurance. Maintain or cause to be maintained, with insurers rated a minimum of A- VII by AM Best, (i) business interruption insurance (including, without limitation, cyber security breach and cyber systems failure coverage), (ii) management and employment practices liability with coverage not less than $4,000,000 per event of occurrence, and (iii) casualty insurance, such public liability insurance, third party property damage insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Borrower and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as may be reasonably acceptable to the Administrative Agent. Each such policy of insurance shall (i) name Collateral Agent, on behalf of Lenders as an additional insured thereunder as its interests may appear, and (ii) in the case of each casualty insurance policy, contain a standard loss payable clause or endorsement that names Collateral Agent, on behalf of Secured Parties, as the loss payee thereunder and provides for at least thirty (30) days’ prior written notice to Collateral Agent of any cancellation of such policy.

Section 6.08. Compliance with Laws. Comply with the requirements of all Laws and all orders, writs, injunctions, decrees and judgments applicable to it or to its business or property,except where such non-compliance is not, either individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

Section 6.09. Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and as are sufficient to permit the preparation of financial statements in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Loan Parties, as the case may be.

Section 6.10. Inspection Rights/Lender Meetings. (a) Permit representatives of the Administrative Agent to visit and inspect any properties of the Loan Parties and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Borrower.

(b)
Borrower will schedule telephonic or in-person conferences among the Administrative Agent, the Lenders and the chief financial officer or head of finance and chief executive officer of Borrower to be held at such location as may be agreed to by Borrower and Administrative Agent at such time as may be agreed to by Borrower and Administrative Agent.

Section 6.11. Covenant to Guaranty Obligations and Give Security. Upon (x) the formation or acquisition of any new direct or indirect Subsidiary by any Loan Party or (y) the acquisition of any property by any Loan Party, and such property, in the sole judgment of the Collateral Agent, shall not already be subject to a perfected first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties, then each Loan Party shall, in each case at such Loan Party’s expense:

(a)
in connection with the formation or acquisition of a Subsidiary, within thirty (30) days after such formation or acquisition (or such longer period as the Collateral Agent may agree in its sole discretion), cause each such Subsidiary that is required to be a Guarantor pursuant to the Collateral and Guaranty Requirement, to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Collateral Agent, guaranteeing the other Loan Parties’ Obligations under the Loan Documents,
(b)
within thirty (30) days after (or such longer period as the Collateral Agent may agree in its sole discretion) such formation or acquisition, furnish to the Collateral Agent a description of the Material Real Properties and material personal properties of such Subsidiary that is required to become a Guarantor under the Collateral and Guaranty Requirement or the Material Real Property and personal properties so acquired, in each case in detail reasonably satisfactory to the Collateral Agent,
(c)
within thirty (30) days after (or such longer period as the Collateral Agent may agree in its sole discretion) (i) the acquisition of property by any Loan Party, duly execute and deliver, and cause each Loan Party to duly execute and deliver, to the Collateral Agent such additional pledges, assignments, Security Agreement Supplements,

Securities Pledge Agreement Supplements, Intellectual Property Security Agreement Supplements and other security agreements (which, to the extent applicable and if relating to the type of Collateral the granting of a security interest in which can be effected through the execution of a joinder agreement or supplement to the Securities Pledge Agreement (a “Securities Pledge Agreement Supplement”), a joinder agreement or supplement to the Security Agreement (a “Security Agreement Supplement”) or a joinder agreement or supplement to the Intellectual Property Security Agreement (an “Intellectual Property Security Agreement Supplement”) shall be effected in such manner), as reasonably specified by, and in form and substance reasonably satisfactory to the Collateral Agent, in each case securing payment of all the Obligations of such Loan Party under the Loan Documents and granting Liens on all such properties and (ii) such formation or acquisition of any new Subsidiary that is required to become a Guarantor under the Collateral and Guaranty Requirement, duly execute and deliver and cause such Subsidiary that is required to become a Guarantor under the Collateral and Guaranty Requirement and each Loan Party acquiring Equity Interests in such Subsidiary to duly execute and deliver to the Collateral Agent pledges, assignments, Security Agreement Supplements, Intellectual Property Security Agreement Supplements and other security agreements (which, to the extent applicable and if relating to the type of Collateral the granting of a security interest in which can be effected through the execution of a Security Agreement Supplement or Intellectual Security Agreement Supplement shall be effected in such manner) as reasonably specified by, and in form and substance reasonably satisfactory to, the Collateral Agent, in each case securing payment of all of the Obligations of such Subsidiary or Loan Party, respectively, under the Loan Documents and granting Liens on all properties of such new Subsidiary,

(d)
within thirty (30) days (or such longer period as the Collateral Agent may agree in its sole discretion) after such formation or acquisition, take, and cause each Loan Party and each newly acquired or newly formed Subsidiary that is required to become a Guarantor under the Collateral and Guaranty Requirement to take or cause to be taken, whatever action (including, without limitation, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may reasonably be necessary or advisable in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid, perfected (subject to the Collateral and Guaranty Requirement) Liens on the properties purported to be subject to the pledges, assignments, Security Agreement Supplements, Intellectual Property Security Agreement Supplements and security agreements delivered pursuant to this Section 6.11, enforceable against all third parties in accordance with their terms,
(e)
within thirty (30) days (or such longer period as the Collateral Agent may agree in its sole discretion) after such formation or acquisition, deliver to the Collateral Agent, upon the request of the Collateral Agent in its sole discretion, a signed copy of a favorable opinion in customary form, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Collateral Agent addressing such matters as the Collateral Agent may reasonably request,
(f)
at any time and from time to time, promptly execute and deliver, and cause each Loan Party and each newly acquired or newly formed Subsidiary that is required to become a Guarantor under the Collateral and Guaranty Requirement to execute and deliver, any and all further instruments and documents and take, and cause each Loan Party and each newly acquired or newly formed Subsidiary that is required to become a Guarantor under the Collateral and Guaranty Requirement to take, all such other action as the Collateral Agent may reasonably deem necessary or desirable to satisfy the Collateral and Guaranty Requirement in obtaining the full benefits of, or in perfecting and preserving the Liens granted pursuant to (as applicable), such guaranties, Mortgages, pledges, assignments, Security Agreement Supplements, Intellectual Property Security Agreement supplements and security agreements, and
(g)
after the Effective Date, promptly within ninety (90) days after (x) the acquisition of any Material Real Property by any Loan Party or (y) the formation or acquisition of any new direct or indirect Subsidiary that owns any Material Real Property, in each case if such Material Real Property shall not already be subject to a perfected Lien pursuant to the Collateral and Guaranty Requirement, Borrower to give notice thereof to the Collateral Agent and as soon as practicable thereafter, to the extent commercially feasible, cause such Material Real Property to be subjected to a Lien to the extent required by the Collateral and Guaranty Requirement, and otherwise satisfy the Collateral and Guaranty Requirement with respect to such Material Real Property, and take, or cause the relevant Loan Party to take, such actions as shall be reasonably necessary or reasonably requested by the Administrative Agent or the Collateral Agent to grant and perfect or record such Lien.

Section 6.12. Use of Proceeds. The proceeds of (i) the Initial Loans shall be used in connection with the Transaction, (ii) the 2021 Loans and First Out Loans shall be used solely for working capital purposes, (iii) the Seventeenth Amendment Term Loans shall be used solely (A) to finance a portion of the funds necessary for the Loan Parties to consummate the Big Village Acquisition, including, including the repayment of the Big Village Chapter 11 Deposit or any refinancing of Indebtedness incurred in connection therewith, (B) to pay cure claims related to assumed and assigned executory Contractual Obligations in connection with the Big Village Transactions, (C) to fund the payment of the fees and expenses (including the funding of the OID) incurred in connection with the extension of Seventeenth Amendment Term Loan Commitments under this Agreement, the Big Village Transactions and any of the foregoing, and (D) to fund cash on the balance sheet of the Borrower, and (iv) the Twenty-First Amendment Term Loans shall be used solely to finance the funds necessary for the Loan Parties secure the Ladenburg Supersedes Bond on or about the Twenty-First Amendment Effective Date or fund any amounts payable thereunder.

Section 6.13. Further Assurances. At any time or from time to time upon the request of Administrative Agent or Collateral Agent, each Loan Party will, at its expense:

(a)
correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof;
(b)
do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, Mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, collateral access agreements, assurances and other instruments as any Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (w) carry out more effectively the purposes of the Loan Documents, (x) to the fullest extent permitted by applicable Law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (y) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (z) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan

Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so;
(c)
use commercially reasonable efforts to cause any third parties to deliver or cause to be delivered such documents and instruments necessary, in the applicable Agent’s reasonable discretion, to create, perfect and protect the security interests of the Secured Parties in the Collateral, subject to the express limitations of the Collateral and Guaranty Requirement; and
(d)
use commercially reasonable efforts to obtain the applicable consents to security interests in assets in which the granting of a security interest is prohibited by applicable law or agreements containing anti-assignment clauses (it being understood that the Loan Parties shall not be required to commence litigation or expend any sums of money (except reasonable expenses in obtaining such consents) to obtain such consents).

Section 6.14. Taxes. (a) Pay and discharge, and cause each of its Subsidiaries to pay and discharge, all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, which, if unpaid when due and payable, may reasonably be expected to become a tax Lien upon any properties of the Loan Parties not otherwise permitted under this Agreement; provided that no Loan Party shall be required to pay any such Tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP unless and until any tax Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

(b)
With respect to Parent, be classified as a corporation for United States federal income tax purposes.

Section 6.15. End of Fiscal Years; Fiscal Quarters. Cause (i) its Fiscal Year to end on or about December 31 of each calendar year and (ii) its Fiscal Quarters to end on or about March 31, June 30, September 30 and December 31 of each calendar year, in each case unless otherwise approved by the Administrative Agent.

Section 6.16. ERISA. Deliver to the Administrative Agent:

(a)
ERISA Events and ERISA Reports (i) promptly and in any event within ten (10) days after any Loan Party knows or has reason to know that any ERISA Event has occurred, a statement of a Responsible Officer of Borrower describing such ERISA Event and the action, if any, that such Loan Party has taken and proposes to take with respect thereto and (ii) within ten (10) days of the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information;
(b)
Plan Terminations. Promptly and in any event within two (2) Business Days after receipt thereof by any Loan Party, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

(c)
Plan Annual Reports. Promptly and in any event within thirty (30) days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.
(d)
Multiemployer Plan Notices. Promptly and in any event within five (5) Business Days after receipt thereof by any Loan Party from the sponsor of a Multiemployer Plan, copies of each notice concerning (i) the imposition of Withdrawal Liability by any such Multiemployer Plan, (ii) the reorganization or termination, or a determination that such Multiemployer Plan is in endangered or critical status, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (iii) the amount of liability incurred, or that may be incurred, by such Loan Party in connection with any event described in clause (i) or (ii).

Section 6.17. SBA PPP Loan. Borrower shall use all of the proceeds of the SBA PPP Loan exclusively for the CARES Allowable Uses in the manner required under the CARES Act. Borrower shall (A) maintain all records required to be submitted in connection with the forgiveness of the SBA PPP Loan, (B) apply for forgiveness of the SBA PPP Loan in accordance with regulations implementing Section 1106 of the CARES Act and (C) provide the Administrative Agent with a copy of its application for forgiveness and all supporting documentation required by the SBA or the SBA PPP Loan lender in connection with the forgiveness of the SBA PPP Loan.

Section 6.18. Post-Closing Obligations. Deliver to the Administrative Agent:

(a)
Within sixty (60) days after the Effective Date, the Loan Parties shall deliver to the Collateral Agent a fully executed Control Agreement, in form and substance reasonably satisfactory to the Collateral Agent, for each Deposit Account maintained.
(b)
Within sixty (60) days after the Effective Date, the Loan Parties shall use commercially reasonable efforts to deliver to the Collateral Agent a fully executed landlord personal property collateral access agreement, in each case in form and substance reasonably satisfactory to the Collateral Agent, executed by each landlord of any leasehold property and by the applicable Loan Party.
(c)
Within sixty (60) days after the Effective Date, the Loan Parties shall deliver to the Collateral Agent the endorsements to insurance policies required to be maintained pursuant to Section 5.13 of this Agreement.
(d)
Within fourteen (14) days after the Effective Date, Parent shall have issued to Centre Lane Partners Master Credit Fund II, L.P. 2,500,000 shares of Parent’s common stock.

(e)
On or prior to September 30, 2021, the Loan Parties shall, at the sole expense of the Loan Parties, assist the Collateral Agent and its counsel in completing a collateral review acceptable to the Administrative Agent in its sole discretion and the Loan Parties shall agree to make any requested changes and modifications to the Loan Documents as the Lenders may require in order to ensure the Collateral Agent has a first priority perfected and fully enforceable Lien on all assets of the Borrower and on 100% of the Equity Interests of the Borrower.
(f)
On or prior to December 31, 2021, Parent shall have filed a Yearly Report on Form 10-K with the SEC in respect of the Fiscal Year ending December 31, 2020, including a restatement of Parent’s financial statements for the Fiscal Year ending December 31, 2019.
(g)
On or prior to February 28, 2022, Parent shall have filed Quarterly Reports on Form 10-Q with the SEC in respect of the Fiscal Quarters ending March 31, 2021, June 30, 2021 and September 30, 2021.
(h)
On or prior to November 30, 2021, Parent shall have issued to Centre Lane Partners Master Credit Fund II, L.P. (or a designated affiliate) (i) 7,500,000 shares of Parent’s common stock and (ii) the 3,000,000 shares of Parent’s common stock pledged to the Collateral Agent pursuant to Second Amendment.

Section 6.19. 2021 Preferred Stock Issuance. On or prior to December 31, 2021, Parent shall have completed the 2021 Preferred Stock Issuance on terms acceptable to the Administrative Agent in its sole discretion, including, but not limited to, the Acceptable Preferred Stock Issuance Terms.

Article VII

Negative Covenants

So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, no Loan Party shall, nor shall permit any of its Subsidiaries to, directly or indirectly:

Section 7.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues (including accounts receivable), whether now owned or hereafter acquired, other than the following:

(a)
Liens pursuant to any Loan Document;
(b)
Liens existing on the date hereof and listed on Schedule 7.01(b);
(c)
Liens for taxes, assessments or governmental charges which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;

(d)
statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, suppliers, construction contractors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, are unfiled (or if filed have been discharged or stayed) and no other action has been taken to enforce such Lien or which are being contested in good faith, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;
(e)
(i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Loan Parties and (iii) Liens securing the financing of insurance premiums (to the extent such Liens extend to the unearned premiums for such insurance);
(f)
deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, indemnity, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;
(g)
easements, rights-of-way, covenants, conditions, restrictions, encroachments, and other survey defects protrusions and other similar encumbrances and minor title defects affecting real property which were not incurred in connection with Indebtedness and do not in any case materially and adversely interfere with the use of the property encumbered thereby for its intended purposes;
(h)
Liens securing Indebtedness permitted under Section 7.03(c); provided that (i) such Liens attach concurrently with or within one hundred twenty (120) days after the acquisition, or the completion of the construction, repair, replacement or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits, and (iii) with respect to Capital Leases, such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to such Capital Leases;
(i)
[Reserved];
(j)
Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Loan Parties or any Subsidiary (so long as such Subsidiary remains a Subsidiary) to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Loan Parties or such Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the Loan Parties in the ordinary course of business;
(k)
Liens arising from precautionary Uniform Commercial Code financing statement filings regarding leases entered into by the Loan Parties in the ordinary course of business;
(l)
any zoning, land-use or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property;
(m)
any interest or title of a licensor, sublicensor, lessor or sublessor with respect to any assets under any license or lease agreement entered into in the ordinary course of business which do not (i) interfere in any material respect with the business of Parent or its Subsidiaries or materially detract from the value of the relevant assets of the Loan Parties or their Subsidiaries or (ii) secure any Indebtedness; and
(n)
the modification, replacement, renewal or extension of any Lien permitted by clause (b) of this Section 7.01; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof; and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03.

Section 7.02. Investments. Make any Investments, except:

(a)
Investments in cash and Cash Equivalents;
(b)
(i) equity Investments owned as of the Effective Date in any Subsidiary, (ii) Investments made after the Effective Date in any Loan Party, (iii) [reserved]; and (iv) [reserved];
(c)
intercompany loans to the extent permitted under Section 7.03(i);
(d)
to the extent constituting Investments, Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments expressly permitted under Section 7.01, Section 7.03, Section 7.04, Section 7.05 and Section 7.06, respectively and Capital Expenditures; provided, however, that no Investments may be made solely pursuant to this Section 7.02(d);
(e)
Investments existing on the date hereof and disclosed on Schedule 7.02(e) and Investments consisting of any modification, replacement, renewal, reinvestment or extension of any such Investment existing on the date hereof; provided that the amount of any Investment permitted pursuant to this Section 7.02(e) is not increased from the amount of such Investment on the Effective Date except pursuant to the terms of such Investment as of the Effective Date or as otherwise permitted by this Section 7.02;

(f)
promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 7.05;
(g)
Investments made with the proceeds of Dispositions and Casualty Events pursuant to Sections 2.03(b)(ii) and 2.03(b)(iii); and
(h)
Investments constituting Acquisitions, provided:
(i)
immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;
(ii)
all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;
(iii)
in the case of an acquisition of Equity Interests, all of the Equity Interests (except for any such Equity Interests in the nature of directors’ qualifying shares required pursuant to applicable Law) acquired or otherwise issued by such Person or any newly formed Guarantor Subsidiary in connection with such Acquisition shall be owned 100% by Parent, Borrower or a Guarantor Subsidiary (except to the extent otherwise required by Laws) and Borrower shall have taken, or caused to be taken, as of the date such Equity Interests are acquired, each of the actions set forth in Section 6.11;
(iv)
any Person or assets or division as acquired in accordance herewith shall be in same business or lines of business in which Parent and/or its Subsidiaries are engaged as of the Effective Date;
(vi)
the Acquisition shall have been approved by the board of directors or other governing body or controlling Person of the Person acquired or the Person from whom such assets or division is acquired;
(vii)
the Administrative Agent shall have received the final documentation in connection with the Acquisition; and
(viii)
the Administrative Agent and the Required Lenders shall have provided their prior written consent to the Acquisition.

Section 7.03. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except the following, without duplication (which constitutes “Permitted Indebtedness”):

(a)
Obligations of the Loan Parties under the Loan Documents;
(b)
Surviving Indebtedness listed on Schedule 7.03(b), but not any extensions, renewals or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and (ii) refinancings and extensions of any such Indebtedness if the terms and conditions thereof are not less favorable to the obligor thereon or to the Lenders than the Indebtedness being refinanced or extended, and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended; provided, such Indebtedness permitted under the immediately preceding clause (i) or (ii) above shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (B) exceed in a principal amount the Indebtedness being renewed, extended or refinanced, or (C) be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;
(c)
Indebtedness with respect to Capital Leases and purchase money Indebtedness in an amount not to exceed $1,000,000 in the aggregate at any time outstanding; provided that any such Indebtedness (x) in the case of additional Capital Leases or purchase money Indebtedness, shall be secured by the asset subject to such additional Capital Leases or acquired asset in connection with the incurrence of such Indebtedness, as the case may be, and (y) in the case of purchase money Indebtedness, shall constitute not less than 75% of the aggregate consideration paid with respect to such asset;
(d)
the SBA PPP Loan;
(e)
Indebtedness in respect of Swap Contracts designed to hedge against interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes;
(f)
Indebtedness incurred by any Loan Party in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;
(g)
Indebtedness incurred by any Loan Party in respect of accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the ordinary course of business in accordance with customary terms and paid within the specified time, unless contested in good faith by appropriate proceedings and reserved for substantially in accordance with GAAP;
(h)
Indebtedness consisting of guarantees resulting from endorsement of negotiable instruments for collection by any Loan Party in the ordinary course of business;
(i)
Indebtedness of (i) any Loan Party owing to any other Loan Party and (ii) [reserved]; provided, that, in each case (A) all such Indebtedness shall be evidenced by promissory notes and all such notes shall be subject to a first priority Lien pursuant to the Collateral Documents and (B) all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement that in any such case, is reasonably satisfactory to the Collateral Agent;

(j)
unsecured Indebtedness (other than for borrowed money) that may be deemed to exist pursuant to any bona fide warranty or contractual service obligations or performance in the ordinary course of business of the Loan Parties;
(k)
[reserved];
(l)
[reserved]; and
(m)
the 2021 Preferred Stock on terms reasonably acceptable to the Administrative Agent in its sole discretion.

For purposes of determining compliance with this Section 7.03, all Obligations outstanding under the Loan Documents will be deemed to have been incurred in reliance only on the exception in clause (a) of this Section 7.03. Notwithstanding anything to the contrary herein, no Loan Party shall have outstanding, create or incur any Indebtedness owing to any other Loan Party or any Affiliate or employee of any Loan Party unless such Indebtedness is expressly permitted hereunder and expressly subordinated to the Loans and other Obligations in a manner and on terms satisfactory to the Administrative Agent.

Section 7.04. Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, acquire or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

(a)
Permitted Acquisitions;
(b)
Dispositions pursuant to Section 7.05; and
(c)
any Subsidiary of Parent may be merged with or into Parent or any Guarantor Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Parent or any Guarantor Subsidiary; provided, in the case of such a merger involving Borrower, Borrower shall be the continuing or surviving Person and in the case of such a merger not involving Borrower, such Guarantor Subsidiary shall be the continuing or surviving Person.

Section 7.05. Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a)
Dispositions of obsolete, worn out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of Parent and its Subsidiaries;
(b)
Dispositions of inventory and immaterial assets in the ordinary course of business (including allowing any registrations or any applications for registration of any immaterial Intellectual Property to lapse or go abandoned in the ordinary course of business);

(c)
Dispositions of property of Parent and its Subsidiaries to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);
(d)
Dispositions permitted by Section 7.02, Section 7.04, Section 7.06 and Section 7.13 and Liens permitted by Section 7.01;
(e)
Dispositions in the ordinary course of business of cash and Cash Equivalents;
(f)
Dispositions, the proceeds of which (i) are less than $250,000 with respect to any single Disposition or series of related Dispositions, and (ii) when aggregated with the proceeds of all other Dispositions made within the same Fiscal Year, are less than $500,000; provided (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Parent (or similar governing body)), (2) no less than 100% thereof shall be paid in cash, and (3) the Net Cash Proceeds thereof shall be applied in accordance with the requirements of Section 2.03(b)(ii); and
(g)
Dispositions resulting from Casualty Events; provided that the Net Cash Proceeds thereof shall be applied in accordance with the requirements of Section 2.03(b)(iii).

Section 7.06. Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:

(a)
any Loan Party may make Restricted Payments to any other Loan Party;
(b)
to the extent constituting Restricted Payments, Parent and its Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.02, Section 7.04, Section 7.06 or Section 7.08;
(c)
Parent may make Restricted Payments in connection with the conversion of convertible notes into Equity Interests of Parent; and
(d)
[reserved].

Section 7.07. Change in Nature of Business. Engage in any line of business other than those lines of business conducted by the Loan Parties on the Effective Date and other lines of business reasonably related thereto.

Section 7.08. Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of a Loan Party, whether or not in the ordinary course of business, other than:

(a)
transactions on terms substantially as favorable to Parent or such Subsidiary as would be obtainable by Parent or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;
(b)
the Transaction, including entering into this Agreement and the Loan Documents, together with all agreements ancillary hereto or thereto;
(c)
the repurchase or redemption of capital stock or other Equity Interest of Parent held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of Parent or its Subsidiaries, upon their death, disability, retirement, severance or termination of employment or service in an aggregate principal amount not to exceed $250,000 during any Fiscal Year;
(d)
loans and other transactions by and among Parent and/or one or more Subsidiaries to the extent permitted under this Article VII;
(e)
customary compensation and indemnification of, and other employment arrangements with, directors, officers and employees of Parent and any of its Subsidiaries in the ordinary course of business; and
(f)
Restricted Payments permitted under Section 7.06.

Section 7.09. Prepayments of Certain Indebtedness; Modifications of Certain Indebtedness; Payments of Interest on Convertible Notes and Indebtedness. Except in each case as otherwise expressly permitted by this Agreement:

(a)
directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than (i) the Obligations and (ii) Indebtedness secured by a Permitted Lien and (iii) interest payable in kind in respect of any convertible notes issued by Parent or any Indebtedness incurred pursuant to Section 7.03(l); and
(b)
solely to the extent any portion of the SBA PPP Loan is not forgiven pursuant to, and in accordance with, the Cares Act (such amount, the “Unforgiven Debt”), an amount equal to the Unforgiven Debt may be used for the prepayment of principal (together with interest thereon) of the SBA PPP Loan, to the extent permitted under the CARES Act and provided that at the time of such prepayment no Event of Default has occurred and is continuing.

Section 7.10. Negative Pledge. Except as provided herein, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to (a) pay dividends or make any other distributions on any of such Subsidiary’s Equity Interests owned by Parent or any other Subsidiary of Parent, (b) repay or prepay any Indebtedness owed by such Subsidiary to Parent or any other Subsidiary of Parent, (c) make loans or advances to Parent or any other Subsidiary of Parent, or (d) transfer any of its property or assets to Parent or any other Subsidiary of Parent other than restrictions (i) in agreements evidencing purchase money Indebtedness permitted by Section 7.03(c) that impose restrictions on the property so acquired, (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, and (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Equity Interests not otherwise prohibited under this Agreement.

Section 7.11. Amendments to Certain Documents. Amend, or permit any of its Subsidiaries to amend, (a) its certificate of incorporation or bylaws or other Organization Documents, or (b) the Big Village Acquisition Documents, in any case, in a manner adverse to the interests of the Lenders.

Section 7.12. Sale Leasebacks. No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Loan Party (a) has sold or transferred or is to sell or to transfer to any other Person or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Loan Party to any Person in connection with such lease, except for any Sale Leaseback set forth on Schedule 7.12.

Section 7.13. [Reserved].

Section 7.14. Accounting Changes. Make any change in (a) accounting policies or reporting practices, except as required by GAAP or (b) Fiscal Year.

Section 7.15. OFAC. (a) Become a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (b) engage in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner that violates Section 2 of such executive order or (c) become a person on the list of “Specially Designated Nationals and Blocked Persons” or subject to blocking or specific trade restrictions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or implementing executive order.

Article VIII

Events of Default and Remedies

Section 8.01. Events of Default. Any of the following events referred to in any of clauses (a) through (m) inclusive of this Section 8.01 shall constitute an “Event of Default”:

(a)
Non-Payment. Any Loan Party fails to pay, (A) any amount of principal of any Loan when due (or, solely with respect to the Fiscal Quarter of Borrower ending March 31, 2025, within five (5) days after the same becomes due) or (B) within five (5) days after the same becomes due, any amount of any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or
(b)
Noncompliance. Except as otherwise provided for in Sections 8.01(a), (c), (f), (g), (h) or (i), any Loan Party fails to perform or observe any term, covenant or agreement contained in this Agreement or any other Loan Document; or
(c)
Other Defaults. Any Loan Party fails to perform or observe any covenant or agreement on its part to be performed or observed contained in any of Section 6.08, Section 6.09 or Section 6.13, and such failure continues for thirty (30) days after the earlier of (A) receipt by Borrower of written notice thereof from the Administrative Agent or the Required Lenders, or (B) the occurrence of such failure to perform or observe; or
(d)
Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
(e)
Cross-Default. Any Loan Party or any Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount of not less than the Threshold Amount, (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity or (C) fails to observe or perform any other agreement or condition beyond the applicable cure period in respect of any Big Village Acquisition Document, and such failure has resulted in a Material Adverse Effect; or

(f)
Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of any Loan Party in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted without stay under any applicable federal or state law; or (ii) an involuntary case shall be commenced against any Loan Party under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Loan Party, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Loan Party for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Loan Party, and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or
(g)
Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Any Loan Party shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any Loan Party shall make any assignment for the benefit of creditors; or (ii) any Loan Party shall be unable, or shall fail generally, or shall admit in writing its inability to pay its debts as such debts become due; or the board of directors (or similar governing body) of any Loan Party shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.01(f); or
(h)
Judgments and Attachments. (y) Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $500,000 or (ii) in the aggregate at any time an amount in excess of $1,000,000 (in either case, to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against any Loan Party or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder), or (z) any resolution of the Ladenburg Litigation, whether by settlement agreement, judgment on appeal, arbitration award or otherwise, results in payment obligations of the Loan Parties in an aggregate amount greater than or equal to the amount of the Ladenburg Judgment; or
(i)
Dissolution. Any order, judgment or decree shall be entered against any Loan Party decreeing the dissolution or split up of such Loan Party and such order shall remain undischarged or unstayed for a period in excess of sixty (60) days; or

(j)
ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of any Loan Party under Title IV of ERISA in an aggregate amount which would reasonably be expected to exceed the Threshold Amount, (ii) any Loan Party fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which would reasonably be expected to exceed the Threshold Amount, or (iii) any Loan Party shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an aggregate amount which would reasonably be expected to exceed the Threshold Amount; or
(k)
Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), purports in writing to revoke or rescind any Loan Document or asserts in writing that any Guaranty, Collateral Document or subordination provision in respect of any Indebtedness in excess (in the aggregate) of the Threshold Amount is invalid or unenforceable; or
(l)
Change of Control. There occurs any Change of Control; or
(m)
Guaranties, Collateral Documents and other Loan Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party; or

(n)
Stock Exchange Rules. (i) Parent shall fail to comply with any reporting rules and regulations of the stock exchange on which Parent’s Equity Interests are traded or (ii) any common stock of Parent held by Centre Lane Partners Master Credit Fund II, L.P. or any of its affiliates shall fail to be fully registered and/or freely tradable if and when Parent uplists to a national stock exchange.

Section 8.02. Remedies Upon Event of Default.

(a)
If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions:
(i)
declare the commitment (if any) of each Lender to make Loans to be terminated, whereupon such commitments and obligations shall be terminated;
(ii)
declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower;
(iii)
set-off against any outstanding Obligations amounts held for the account of the Loan Parties as cash collateral or in the accounts of any Loan Party maintained by or with the Administrative Agent, any Lender or their respective Affiliates; and
(iv)
exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law; provided that upon the occurrence of an Event of Default under Sections 8.01(f) or (g), the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid, shall automatically become due and payable without further act of any Agent or any Lender.
(b)
Upon the occurrence and during the continuation of an Event of Default, the Agent shall be entitled to the immediate appointment of a receiver (which term includes an interim receiver or receiver and manager) for all or part of the Collateral, whether such receivership is incidental to a proposed sale of the Collateral or otherwise. In such event, the Administrative Agent may take proceedings in any court of competent jurisdiction for the appointment of a receiver of the Collateral or of any part thereof or may, to the extent permitted by applicable law, by instrument in writing appoint any Person to be a receiver of the Collateral or of any part thereof and may remove any receiver so appointed by the Administrative Agent and appoint another in that Person's stead. Any such receiver appointed by instrument in writing shall, to the extent permitted by Applicable Law, have all of the rights, remedies, benefits and powers of Agent under this Agreement and, without limiting the generality of the foregoing, any such receiver (or the

Administrative Agent) shall have the power to, to the full extent permitted by Applicable Law:
(i)
take possession of the Collateral or any part thereof;
(ii)
carry on or concur in carrying on all or any part or parts of the business of the Loan Parties relating to the Collateral;
(iii)
file such proofs of claim and other documents as may be necessary or advisable in order to have such receiver's claim lodged in any bankruptcy, winding-up or other judicial proceedings relative to the Loan Parties;
(iv)
borrow money required for the seizure, repossession, retaking, repair, insurance, maintenance, preservation, protection, collection, preparation for disposition, disposition or realization of the Collateral or any part thereof and for the enforcement of this Agreement or for the carrying on of the business of the Loan Parties on the security of the Collateral in priority to the security interest created under this Agreement or any other Loan Document; and
(v)
sell, lease or otherwise dispose of, or concur in the sale, lease or other disposition of, the whole or any part of the Collateral at public auction, by public tender or by private sale, lease or other disposition, either for cash or upon credit, at such time and upon such terms and conditions as the receiver may determine.

Any such receiver shall for all purposes be deemed to be the agent of the Loan Parties. The Administrative Agent may from time to time fix a commercially reasonable remuneration of such receiver. The Administrative Agent shall not in any way be responsible for any misconduct or negligence of any such receiver. Each Loan Party hereby consents to the appointment of any such a receiver without bond, to the full extent permitted by applicable law.

Section 8.03. Application of Funds. If after the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable), including in any bankruptcy or insolvency proceeding, any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and Section 10.05 and amounts payable under Article III) payable to each Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting indemnities and other amounts (other than principal and interest) payable to the Lenders (including amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting any accrued, unpaid interest (including, but not limited to, Default Rate interest, accrued but uncapitalized PIK Interest and post-petition interest) ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to prepay the First Out Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) until the First Out Loans are paid in full;

Fifth, to prepay the Second Out Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) until the Second Out Loans are paid in full;

Sixth, to prepay the Third Out Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) until the Third Out Loans are paid in full;

Seventh, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by Law.

Article IX

Administrative Agent and Other Agents

Section 9.01. Appointment and Authorization of Agents. (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained in this Agreement or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or Participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

Notwithstanding any provision contained in this Agreement providing for any action in the Administrative Agent’s reasonable discretion or approval of any action or matter in the Administrative Agent’s reasonable satisfaction, the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law. The Administrative Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower, any other Loan Party or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any other Agent-Related Person in any capacity.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or

(vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(b)
The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest, charge or other Lien created by the Collateral Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 9.02. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through Affiliates, agents, employees or attorneys-in-fact, such sub-agents as shall be deemed necessary by the Administrative Agent, and shall be entitled to advice of counsel, both internal and external, and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

Section 9.03. Liability of Agents. No Agent-Related Person shall (a) be liable to any Lender for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or Participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or Participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

Section 9.04. Reliance by Agents. (a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b)
For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Effective Date specifying its objection thereto.

Section 9.05. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default”. The Administrative Agent will promptly notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

Section 9.06. Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

Section 9.07. Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities to the extent incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of Borrower; provided that such reimbursement by the Lenders shall not affect Borrower’s continuing reimbursement obligations with respect thereto, if any. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

Section 9.08. Agents in their Individual Capacities. Each Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though such Agent were not an Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, each Agent or its Affiliates may receive information regarding any Loan Party or any Affiliate of a Loan Party (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that no Agent shall be under any obligation to provide such information to them. With respect to its Loans, each Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not an Agent, and the terms “Lender” and “Lenders” include such Agent in its individual capacity.

Section 9.09. Successor Agents. The Administrative Agent may resign as the Administrative Agent upon thirty (30) days’ notice to the Lenders and Borrower. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint a successor agent for the Lenders, which appointment of a successor agent shall require the consent of Borrower at all times other than during the existence of an Event of Default under Section 8.01(a), (f) or (g) (which consent of Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and, if no Default has occurred and is continuing, Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent”, shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be, and the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent shall be terminated. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article IX and Section 10.04 and Section 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent by the date which is thirty (30) days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Lenders assuming the role of Administrative Agent as specified in the immediately preceding sentence shall assume the rights and obligations of the Administrative Agent (including the indemnification provisions set forth in Section 9.07) as if each such Lender were the Administrative Agent. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may reasonably request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that the Collateral and Guaranty Requirement is satisfied, the successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents.

Section 9.10. Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.05, Section 10.04 and Section 10.05 or otherwise hereunder) allowed in such judicial proceeding; and
(b)
to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and
(c)
any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due to the Administrative Agent under Section 2.05, Section 10.04 and Section 10.05 or otherwise hereunder.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.11. Release of Collateral and Guaranty. The Lenders irrevocably agree, authorize and direct the Administrative Agent and Collateral Agent:

(a)
to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full in cash of all Obligations (other than (A) contingent indemnification obligations not yet accrued and payable and (B) any other obligation (including a guarantee) that is contingent in nature) (the date upon which the conditions in this Section 9.11(a)(i) shall have been satisfied, the “Termination Date”), (ii) upon any permitted sale, lease, transfer or other disposition of any item of Collateral of any Loan Party (including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of the Loan Party that owns such Collateral) in accordance with the terms of the Loan Documents, (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (b) below;
(b)
to release any Guarantor from its obligations under the Guaranty upon (i) in the case of any Subsidiary, such Person ceasing to be subject to the Collateral and Guaranty Requirement and Section 6.11 as a result of a transaction permitted hereunder (as certified by a Responsible Officer) and Borrower notifying the Administrative Agent in writing that it wishes such Guarantor to be released from its obligations under the Guaranty or (ii) the Termination Date; and
(c)
to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 7.01(h) and (i).

The Collateral Agent will, at Borrower’s expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of Collateral pursuant to this Section 9.11 from the assignment and security interest granted under the Collateral Documents (or the release of the Guarantor from its Guaranty of the Obligations) in accordance with the terms of the Loan Documents. Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release its interest in particular types or items of property in accordance with this Section 9.11.

Each Loan Party agrees to deposit with the Administrative Agent, on or prior to the Termination Date, a fee, cost, expense and indemnification reserve in an amount equal to $100,000 and such additional amount as agreed to by the Loan Parties and Administrative Agent, or determined by a court of competent jurisdiction to be commercially reasonable under the relevant facts and circumstances (the “Reserve”). The Reserve shall be used by the Administrative Agent to satisfy the fees, costs, expenses and any other amounts payable by the Loan Parties to the Administrative Agent and/or any other member of the Lender Group in connection with the Loan Documents, the termination of the Loan Documents, or the performance of the parties under the Loan Documents). The Reserve will be held by the Administrative Agent for such purpose until all of the fees, costs, expenses and other amounts payable in connection with the Credit Agreement and the other Loan Documents, the termination of the Credit Agreement and the other Loan Documents, or the performance of the parties under the Loan Documents have been satisfied in full and no other obligations are reasonably likely to arise, as determined by the Administrative Agent, and the unused portion, if any, remaining after such application shall be remitted by the Administrative Agent to the Administrative Borrower. Each Loan Party shall pledge and grant to the Collateral Agent, on behalf of itself and the other Lenders, a present and continuing security interest in the Reserve and any deposit account containing such Reserve to secure the obligations of the Loan Parties to the Administrative Agent and/or any other Lender. The security interest granted to Collateral Agent, on behalf of itself and the other Lenders, in the Reserve shall continue in full force and effect until the unapplied amount of the Reserve is returned by the Administrative Agent to the Borrower. Each Loan Party understands, acknowledges and agrees that the Reserve shall be held by Administrative Agent without interest and may be commingled with other funds of the Administrative Agent and may be invested at the option and sole discretion of the Administrative Agent. The parties hereby agree that the Administrative Agent will not hold the Reserve as agent in trust, or in any fiduciary capacity for any Loan Party. If any Lender incurs fees, costs, expenses or other amounts with respect to this Agreement and the other Loan Documents, the termination of this Agreement and the other Loan Documents or the performance of the parties under the Loan Documents that exceed the Reserve, or if any Lender incurs fees, costs, expenses or other amounts after the balance of the Reserve has been remitted to the Borrower, including without limitation, fees, costs, expenses or other amounts that arise from or relate to litigation or any other dispute resolution proceeding involving this Agreement or any other Loan Document, the termination of this Agreement and the other Loan Documents or the performance of the parties under the Loan Documents (and without otherwise limiting any indemnification obligations of the Loan Parties under this Agreement and the other Loan Documents that by their terms survive the repayment of the Obligations), the Loan Parties shall reimburse the Administrative Agent and the other Lenders, promptly after receipt of a written demand therefor (and in any event within three (3) Business Days of the date of such written demand by the Administrative Agent), for the full amount of all such fees, costs, expenses or other amounts.

Article X

Miscellaneous

Section 10.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that:

(a)
no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, do any of the following at any time:
(i)
change the number of Lenders or the percentage of (x) the Commitments or (y) the aggregate unpaid principal amount of Loans that, in each case, shall be required for the Lenders or any of them to take any action hereunder (including pursuant to any change to the definition of “Required Lenders”),
(ii)
release one or more Guarantors (or otherwise limit such Guarantors’ liability with respect to the Obligations owing to the Agents and the Lenders under the Guaranties) if such release or limitation is in respect of all or substantially all of the value represented by the Guaranties to the Lenders,
(iii)
release, or subordinate the Administrative Agent’s Liens in, all or substantially all of the Collateral in any transaction or series of related transactions (other than in connection with any sale of Collateral permitted herein), or
(iv)
amend any provision of this Section 10.01;

(b)
no amendment, waiver or consent shall, unless in writing and signed by each Lender specified below for such amendment, waiver or consent:
(i)
increase the Commitments of a Lender without the consent of such Lender;
(ii)
reduce the principal of, or stated rate of interest on, or stated premium payable on, the Loans owed to a Lender or any fees or other amounts stated to be payable hereunder or under the other Loan Documents to such Lender without the consent of such Lender; provided if the Required Lenders agree to waive any Event of Default and such waiver is effective in accordance with this Section 10.01 or if the Required Lenders agree to change any financial definitions that would reduce the stated rate of interest or any fees or other non-principal amounts stated to be payable hereunder or under the other Loan Documents pursuant to any amendment, waiver or consent not being effected in order to reduce the stated rate of interest or such fees or other amounts, then only the consent of the Required Lenders shall be necessary to waive any obligation of Borrower to pay interest at the Default Rate in connection with such waived Event of Default or reduce the stated rate of interest or such fees in connection with such amendment, waiver or consent described in this proviso to clause (b)(ii), as applicable;
(iii)
postpone any date scheduled for any payment of principal of, or interest on, the Loans, any date scheduled for payment or for any date fixed for any payment of fees hereunder in each case payable to a Lender without the consent of such Lender;
(iv)
consent to the assignment or transfer by any Loan Party of any of its rights and obligations under any Loan Document;
(v)
change the order of application or any prepayment of Loans from the application thereof set forth in the applicable provisions of Section 2.03(e) or Section 8.03 in any manner that adversely affects the Lenders without the consent of holders of a majority of the Commitments or Loans outstanding under the Facility or otherwise change any provision requiring the pro rata distributions hereunder among the Lenders without all Lenders’ consent;
(vi)
amend the definition of “Required Lenders” or “Pro Rata Share”; provided, with the consent of Administrative Agent and the Required Lenders, additional extensions of credit pursuant hereto may be included in the determination of “Required Lenders” or “Pro Rata Share”; or
(vii)
modify Section 2.09 without the consent of each Lender directly and adversely affected thereby;

provided further that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.

Notwithstanding anything to the contrary contained in this Section 10.01, this Agreement and any other Loan Document may be amended, supplemented and waived with the consent of the Administrative Agent and Borrower without the need to obtain the consent of any other Lender if such amendment, supplement or waiver is delivered in order to (i) cure ambiguities, omissions, mistakes or defects or (ii) to cause any Collateral Document to be consistent with this Agreement and the other Loan Documents.

Section 10.02. Notices and Other Communications.

(a)
General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing delivered by electronic transmission (except as to service of process, which shall be delivered only in writing and in accordance with applicable law). All such notices shall be delivered to the applicable electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)
if to Borrower or the Administrative Agent, to the electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other electronic mail address or telephone number as shall be designated by such party in a notice to the other parties from time to time; and
(ii)
if to any other Lender, to the electronic mail address or telephone number specified on Schedule 10.02 or to such other electronic mail address or telephone number as shall be designated by such party in a written notice to Borrower and the Administrative Agent.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) if delivered by electronic mail, when delivered; provided that notices and other communications to Borrower and the Administrative Agent pursuant to Article II shall not be effective until actually received by such Person during the Person’s normal business hours. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

(b)
Effectiveness of Electronically Transmitted Documents and Signatures. Loan Documents may be transmitted and/or signed by electronic transmission (including a .pdf or .tif copy).
(c)
Reliance by Agents and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Loan Parties even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Loan Party in the absence of gross negligence or willful misconduct by such Agent-Related Person or such Lender. All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
(d)
Notice to other Loan Parties. Borrower agrees that notices to be given to any other Loan Party under this Agreement or any other Loan Document may be given to Borrower in accordance with the provisions of this Section 10.02 with the same effect as if given to such other Loan Party in accordance with the terms hereunder or thereunder.
(e)
Borrower hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that they are obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (ii) provides notice of any Default or Event of Default under this Agreement or (iii) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other Credit Extension hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to an electronic mail address specified by the Administrative Agent to Borrower. In addition, Borrower agrees to continue to provide the Communications to the Administrative Agent in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.
(f)
The Administrative Agent agrees that the receipt in accordance with Section 10.02 of the Communications by the Administrative Agent at its e-mail address set forth on Schedule 10.02 shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent by electronic communication from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address. Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 10.03. No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Section 10.04. Costs and Expenses. Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly (a) all the Agents’ actual and reasonable costs and expenses of preparation of any consents, amendments, waivers or other modifications to the Loan Documents; (b) all the reasonable fees, expenses and disbursements of counsel to Agents in connection with the administration of the Loan Documents and any consents, amendments, waivers or other modifications to the Loan Documents and any other documents or matters requested by Borrower; (c) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (d) all other actual and reasonable costs and expenses incurred by each Agent in connection with the negotiation, preparation and execution of any consents, amendments, waivers or other modifications to the Loan Documents and the transactions contemplated thereby; and (e) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings.

Section 10.05. Indemnification by Borrower. (a) Whether or not the transactions contemplated hereby are consummated, Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents, trustees, investment advisors and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, taxes, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including counsel to the Administrative Agent and the Lenders, and to the extent reasonably necessary, local counsel in any relevant jurisdiction (and, in the event of any actual conflict of interest, additional counsel to the affected parties)) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (i) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (ii) any Commitment or Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on, at, under or from any property currently or formerly owned or operated by any Loan Party, or any Environmental Liability related to any Loan Party or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) (any of the foregoing described in this clause (iv), a “Proceeding”) (all the foregoing described in clauses (i) to (iv), collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee and whether brought by an Indemnitee, a third party or by any Loan Party or any Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto and whether or not any of the transactions contemplated hereby are consummated; provided that such indemnity shall not, as to any Indemnitees, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from the gross negligence, willful misconduct of, or material breach in bad faith of its obligations under the Loan Documents by, such Indemnitee as determined by a final non-appealable judgment of a court of competent jurisdiction, and except to the extent resulting from claims between or among any Lenders in their capacity as such. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through any information transmission systems in connection with this Agreement, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document. All amounts due in respect of costs, expenses and disbursements under this Section 10.05 shall be paid within ten (10) Business Days after demand therefor; provided, that each Indemnitee receiving any such reimbursement shall repay such amounts to the relevant Loan Party in the event that such Indemnitee shall not be entitled thereto pursuant to the provisions hereof. The agreements in this Section 10.05 shall survive the resignation of any Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. Notwithstanding the foregoing, this Section 10.05(a) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(b)
Borrower shall not be liable for any settlement of any Proceedings effected without its consent (which consent shall not be unreasonably withheld or delayed), but if settled with Borrower’s consent or if there is a final judgment for the plaintiff in such Proceedings, Borrower shall indemnify and hold harmless each Indemnitee from and against any Indemnified Liabilities in accordance with the foregoing clause (a). Borrower shall not, without the prior written consent of an Indemnitee (which consent shall not be unreasonably withheld or delayed), effect any settlement or consent to the entry of any judgment of any pending or threatened Proceedings in respect of which indemnity could have been sought hereunder by such Indemnitee unless (i) such settlement includes an unconditional release of such Indemnitee in form and substance satisfactory to such Indemnitee from all liability on claims that are the subject matter of such Proceedings, (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnitee and (iii) contains customary confidentiality and non-disparagement provisions.
(c)
In the event that an Indemnitee is requested or required to appear as a witness in any action brought by or on behalf of or against Borrower or any of its Subsidiaries or Affiliates in which such Indemnitee is not named as a defendant, Borrower shall reimburse such Indemnitee for all reasonable expenses incurred by it in connection with such Indemnitee’s appearing and preparing to appear as such a witness, including without limitation, the reasonable fees and expenses of its legal counsel.

Section 10.06. Payments Set Aside. To the extent that any payment by or on behalf of Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate.

Section 10.07. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that, Borrower may not assign or otherwise transfer any of their rights or obligations hereunder or under the other Loan Documents without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the requirements of Section 10.07(b), (ii) by way of participation in accordance with the provisions of Section 10.07(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(f) or (iv) to an SPC in accordance with the provisions of Section 10.07(g) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(d) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)
Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans); provided that:
(i)
(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it, no minimum amount shall need be assigned, and (B) in any case not described in clause (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent, shall not be less than $500,000 unless the Administrative Agent otherwise consents (each such consent not to be unreasonably withheld or delayed) except such consent by the Administrative Agent shall not be required if such assignment is to an Affiliate of a Lender or an Approved Fund;
(ii)
each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;
(iii)
no consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for any assignment unless such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund related thereto; and

(iv)
the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually).

From and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be party to this Agreement as a Lender with respect to the interest assigned and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement in addition to any rights and obligations otherwise held by such assignee as a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.02, 3.04, 3.05 (or any other increased costs protection provision), 10.04 and 10.05). Upon request, and the surrender by the assigning Lender of its Note (if any), Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall not be an effective assignment hereunder.

(c)
Each Lender, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices a register for the recordation of the name and address of any assignee of any Lender and the outstanding principal amount (and stated interest) of the Loans owing thereto (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and Borrower shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as the “Lender” hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower, at any reasonable time and from time to time upon reasonable prior notice. Notwithstanding anything herein to the contrary, any assignment of the Loans shall be effective only upon appropriate entries with respect thereto being made in the Register.
(d)
Any Lender may at any time, without the consent of, or notice to, Borrower or the Administrative Agent, sell participations to any Person (other than (x) a natural person and (y) a Loan Party or any of its Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 10.01(a), or Section 10.01(b) that directly affects such Participant. Subject to Section 10.07(e), Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 (subject to the requirements of

Section 3.01, including Section 3.01(e) and Section 3.01(f)), 3.04 and 3.05 (through the applicable Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.09 as though it were a Lender. Any Lender that sells participations shall maintain a register meeting the requirements of Treasury Regulation Section 5f.103-1(c) (or any successor regulation), on which it enters the name and the address of each Participant and the principal amounts of each Participant’s participation interest in the Commitments and/or Loans (or other rights or obligations) held by it (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation interest as the owner thereof for all purposes notwithstanding any notice to the contrary. In maintaining the Participant Register, such Lender shall be acting as the agent of Borrower solely for purposes of Treasury Regulation Section 5f.103-1(c) and undertakes no other duty, responsibility or obligation to Borrower (including, without limitation, in no event shall such Lender be considered a fiduciary of Borrower for any purpose). In addition to maintaining the Participant Register, such Lender shall, upon request, show the Participant Register to Borrower.
(e)
A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower’s prior written consent.
(f)
Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)
Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of Borrower under this Agreement (including its obligations under Section 3.01, 3.04 or 3.05), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable and such liability shall remain with the Granting Lender, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such

Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of Borrower and the Administrative Agent, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guaranty Obligation or credit or liquidity enhancement to such SPC.
(h)
Notwithstanding anything to the contrary contained herein, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

Section 10.08. Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information and to not use or disclose such information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ directors, officers, employees, trustees, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority or examiner regulating any Lender; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) to any pledgee referred to in Section 10.07(f) or Section 10.07(h), Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (f) with the written consent of Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08 by the disclosing party; (h) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender); (i) to the extent not known by it to consist of non-public information, (j) for purposes of establishing a “due diligence” defense or (k) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, in the case of this clause (k) during the continuance of an Event of Default. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from any Loan Party or its Affiliates or its Affiliates’ directors, officers, employees, trustees, investment advisors or agents, relating to the Loan Parties or their business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08, including, without limitation, information delivered pursuant to Section 6.01, 6.02 or 6.03 hereof.

Section 10.09. Setoff. In addition to any rights and remedies of the Agents and the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates and each Agent and its Affiliates is authorized at any time and from time to time, without prior notice to the Loan Parties, any such notice being waived by the Loan Parties to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or such Agent and its Affiliates, as the case may be, to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates or such Agent and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate thereof shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender and Agent agrees promptly to notify Borrower and the Administrative Agent after any such set off and application made by such Lender or Agent, as the case may be; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Agent and each under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that such Agent and such Lender may have.

Section 10.10. Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by electronic transmission (including a .pdf or .tif copy) of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document.

Section 10.11. Integration. This Agreement comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict or inconsistency between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict or inconsistency with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 10.12. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

Section 10.13. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.14. GOVERNING LAW. (a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCEPT, WITH RESPECT TO ANY OTHER LOAN DOCUMENT, AS OTHERWISE EXPRESSLY PROVIDED THEREIN).

(b)
ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY way connected with or related or incidental to the dealings of the parties hereto or any of them with respect to any loan document, or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, may be brought in the courts of the state of New York sitting in New York County or of the United States for the southern district of such state, and by execution and delivery of this agreement, each Borrower, each Agent and each Lender consents, for itself and in respect of its property, to the exclusive jurisdiction of those courts. Each Borrower, each Agent and each Lender irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

Section 10.15. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR

related or incidental to the dealings of the parties hereto or any of them with respect to any loan document, or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether founded in contract or tort or otherwise; and each party hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury, and that any party to this Agreement may file an original counterpart or a copy of this Section 10.15 with any court as written evidence of the consent of the signatories hereto to the waiver of their right to trial by jury.

Section 10.16. Binding Effect. This Agreement shall become effective when it shall have been executed by Borrower, the Administrative Agent and the Collateral Agent, and the Administrative Agent shall have been notified by each Lender that each such Lender has executed it and thereafter shall be binding upon and inure to the benefit of Borrower, each such Agent and each Lender and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

Section 10.17. Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provisions of this Section 10.17 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

Section 10.18. PATRIOT Act. Each Lender hereby notifies Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender to identify Borrower in accordance with the PATRIOT Act. Borrower agrees to provide, and to cause each other Loan Party to provide, such information promptly upon request.

Section 10.19. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Borrower acknowledges and agrees, and acknowledges and agrees that it has informed its Subsidiaries, that: (i) (A) no fiduciary, advisory or agency relationship between Borrower and its Subsidiaries and any Agent or any Lender is intended to be or has been created in respect of any of the transactions contemplated hereby and by the other Loan Documents, irrespective of whether any Agent or any Lender has advised or is advising Borrower and its Subsidiaries on other matters, (B) the arranging and other services regarding this Agreement provided by the Agents and the Lenders are arm’s-length commercial transactions between Borrower and its Subsidiaries, on the one hand, and the Agents and the Lenders, on the other hand, (C) Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (D) Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Agents and the Lenders each is and has been acting solely as a principal and, except as may otherwise be expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower and its Subsidiaries or any of their Affiliates, or any other Person and (B) no Agent or Lender has any obligation to Borrower and its Subsidiaries or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents and the Lenders and their respective

Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower and its Subsidiaries and its Affiliates, and no Agent or Lender has any obligation to disclose any of such interests and transactions to Borrower and its Subsidiaries or any of its Affiliates. To the fullest extent permitted by law, Borrower hereby waives and releases any claims that it may have against the Agents and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.20. No Novation. Notwithstanding anything to the contrary contained herein, this Agreement shall not extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the Lien or priority of any Collateral Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith. Nothing implied in this Agreement or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Loan Parties under any Loan Document from any of its obligations and liabilities as Borrower, Guarantor or pledgor under any of the Loan Documents. The Collateral and the other Loan Documents shall continue to secure, guarantee, support and otherwise benefit the Obligations of the Loan Parties under this Agreement and the other Loan Documents. Upon the occurrence of the Effective Date, each Loan Document that was in effect immediately prior to the date of this Agreement shall continue to be effective and, unless the context otherwise requires, any reference to the “Credit Agreement” contained therein shall be deemed to refer to this Agreement. Notwithstanding the foregoing, the Loan Parties shall execute any amendments, supplements, modifications or restatements of any Collateral Documents and any new Collateral Documents, in each case as reasonably requested by the Agents.

Section 10.21. OID Legend. THE SEVENTEENTH AMENDMENT TERM LOANS HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THE SEVENTEENTH AMENDMENT TERM LOANS MAY BE OBTAINED BY WRITING TO THE BORROWER AT ITS ADDRESS SET FORTH IN SECTION 10.02.

[Remainder of Page Intentionally Blank]

ANNEX A

to

Amended and Restated Senior Secured Credit Agreement

BENCHMARK REPLACEMENT PROVISIONS

1.
Benchmark Replacement Provisions.

Notwithstanding anything to the contrary in the Agreement:

(a)
Benchmark Replacement. If a Benchmark Transition Event or an Early Opt-in Election, as applicable, occurs, the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder, without further action or consent of Borrower or any Lender, effective on the applicable Benchmark Replacement Date.
(b)
Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption, or implementation of a Benchmark Replacement, Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of Borrower or any Lender.
(c)
Notices; Standards for Decisions and Determinations. Administrative Agent will promptly notify Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, (ii) the implementation of any Benchmark Replacement, and (iii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by Administrative Agent pursuant to these Benchmark Replacement Provisions, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and will be made in Administrative Agent’s sole discretion and without Borrower’s or any Lender’s consent.
2.
Illegality; Market Conditions.

Notwithstanding anything to the contrary contained in these Benchmark Replacement Provisions or in the Agreement, subject to the occurrence of a Benchmark Transition Event or an Early Opt-in Election, if (a) any change in law has made it unlawful, or any governmental authority has asserted that it is unlawful, for a Lender to make or maintain a SOFR Loan or to determine or charge interest rates based on Term SOFR or SOFR or (b) Administrative Agent determines in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that Term SOFR cannot be determined pursuant to the definition thereof other than as a result of a Benchmark Transition Event or an Early Opt-in Election, then Administrative Agent shall give notice thereof to Borrower and the Lenders, and may (A) declare that SOFR Loans will not thereafter be made by any Lender, such that any request for a SOFR Loan from Administrative Agent shall be deemed to be a request for a Base Rate Loan and (B) declare that all outstanding SOFR Loans made by any Lender be converted to Base Rate Loans immediately, in which event all outstanding Base Rate Loans shall be so converted and the Contract Rate shall thereafter mean the Base Rate in effect from time to time plus 0.5% per annum, in each case, unless and until Administrative Agent’s declaration has been withdrawn (and it shall be withdrawn promptly upon the cessation of the circumstances described in clause (a) or (b) above).

3.
Certain Defined Terms.

As used in this Rider and in the Agreement:

“Benchmark” means, initially, Term SOFR; provided that if a Benchmark Transition Event or Early Opt-in Election, as applicable, has occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark in accordance with the terms hereof.

“Benchmark Replacement” means, with respect to any replacement of the then-current Benchmark, the sum of (a) the alternate benchmark rate of interest that has been selected by Administrative Agent as the replacement for the then current Benchmark and (b) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Administrative Agent, in each case, giving due consideration to (i) any selection or recommendation by the Relevant Governmental Body at such time for a replacement rate, the mechanism for determining such a rate, the methodology or conventions applicable to such rate, or the spread adjustment, or method for calculating or determining such spread adjustment, for such rate, or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the then-current Benchmark, the methodology or conventions applicable to such rate, or the spread adjustment, or method for calculating or determining such spread adjustment, for such alternate rate for U.S. dollar-denominated syndicated or bilateral credit facilities at such time; provided that if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement shall be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Conforming Changes” means any technical, administrative or operational changes (including, without limitation, changes to the timing and frequency of determining rates and making payments of interest, prepayment provisions and other technical, administrative or operational matters) that Administrative Agent decides may be appropriate to reflect the adoption and implementation of a Benchmark Replacement and to permit the administration thereof by Administrative Agent.

“Benchmark Replacement Date” means the date specified by Administrative Agent in a notice to Borrower and the Lenders following a Benchmark Transition Event or Early Opt-in Election.

“Benchmark Transition Event” means, with respect to the then current Benchmark, a public statement or publication of information by or on behalf of the administrator of such Benchmark, or a regulatory supervisor for such administrator, announcing that (a) such administrator has ceased or will cease to provide such Benchmark, permanently or indefinitely; or (b) such Benchmark is no longer, or as of a specified future date will no longer be, representative of underlying markets or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Early Opt-in Election” means the election by Administrative Agent to declare that the then current Benchmark will be replaced prior to the occurrence of a Benchmark Transition Event and the provision by Administrative Agent of written notice of such election to Borrower and the Lenders indicating that at least five (5) currently outstanding

U.S. dollar-denominated syndicated or bilateral credit facilities at such time contain (as a result of amendment or as originally executed) a new benchmark interest rate to replace the then-current Benchmark.

“Relevant Governmental Body” means the Board of Governors or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” means each portion of a Loan that bears interest at a rate determined by reference to Term SOFR.

“Term SOFR” means, as of any date of determination, the forward-looking term rate based on SOFR for a tenor of three months on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of the then applicable calendar month, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on such Periodic Term SOFR Determination Day such rate has not been published by the Term SOFR Administrator, then Term SOFR will be the forward-looking term rate based on SOFR for a tenor of three months as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such rate was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day. Notwithstanding the foregoing, if Term SOFR determined as provided above shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator, selected by Administrative Agent in its reasonable discretion, of the forward-looking term rate based on SOFR).

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.